STOCK PURCHASE AGREEMENT

                                  by and among

                     Frain, Camins & Swartchild Incorporated

                             FC&S Management Company

                          Construction Interiors, Inc.

                         Insignia Financial Group, Inc.

                         Insignia Commercial Group, Inc.

                               Kirkland B. Armour

                               Scott J. Brandwein

                                Harvey B. Camins

                                 James L. Dieter

                              Lynn Homewood Fender

                                 Ronald T. Frain

                                   Jay Hinshaw

                                Thomas E. Moxley

                                 Robert B. Rosen

                            James H. Swartchild, Jr.

                                   David Tropp

                                  Gregg F. Witt


                           Dated as of March 19, 1997

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                                TABLE OF CONTENTS

                                                                           Page


1. DEFINITIONS.............................................................  2
   "1996 Balance Sheets"...................................................  2
   "1996 Financial Statements".............................................  2
   "AAA"...................................................................  2
   "Adjusted First Post-Closing Annual Period
    Deficiency Amount"..............................                         2
   "Agency Leasing Services"...............................................  2
   "Aggregate Illinois Revenues"...........................................  2
   "Agreement".............................................................  2
   "Allocated Owners and Tenants"..........................................  2
   "Applicable Contract"...................................................  2
   "Arbitrator"--as defined in Section 2.7(b)..............................  2
   "Base Commission"........................................................ 3
   "Best Efforts"........................................................... 3
   "Bonus Commission"......................................................  3
   "Breach"................................................................  3
   "Buyer".................................................................  3
   "Buyer's Advisors"......................................................  3
   "Buyer's Closing Certificate"...........................................  3
   "Buyer's Closing Documents".............................................  3
   "Cash Amount"...........................................................  3
   "CII"...................................................................  3
   "CII-Stock".............................................................  3
   "Closing"...............................................................  3
   "Closing Date"..........................................................  3
   "Closing Date Balance Sheets"...........................................  3
   "Closing Date Statement"................................................  4
   "Closing Net Book Value"................................................  4
   "Cohen and Sherman Contracts"...........................................  4
   "Commercial Property Services"..........................................  4
   "Consent"...............................................................  4
   "Construction Services".................................................  4
   "Consulting Services"...................................................  4
   "Contact"...............................................................  4
   "Contemplated Transactions..............................................  4
   "Contingent Payment"....................................................  5
   "Contingent Payment I"..................................................  5
   "Contingent Payment II".................................................  5
   "Contingent Payment III"................................................  5
   "Continuing Liabilities"................................................  5

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   "Contract"..............................................................  5
   "Contract Restricted Period"............................................  5
   "Controlling Sellers"...................................................  5
   "Copyrights"............................................................  5
   "Damages"...............................................................  5
   "Deferred Cash Amount"..................................................  5
   "Designated Employees"..................................................  5
   "Disputed Matters"......................................................  5
   "Effective Time"........................................................  5
   "Employee Designation Date".............................................  5
   "Employment Agreements".................................................  5
   "Encumbrance"...........................................................  5
   "Environment"...........................................................  5
   "Environmental, Health, and Safety Liabilities".........................  6
   "Environmental Law".....................................................  6
   "ERISA".................................................................  7
   "ERISA Affiliate".......................................................  7
   "Existing FCS Client"...................................................  7
   "FCS Brokers"...........................................................  7
   "FCS Closing Payables"..................................................  7
   "FCS Closing Receivables"...............................................  8
   "FCS Companies".........................................................  8
   "FCS Company"...........................................................  8
   "FCS Receivables at Closing Amount".....................................  8
   "FCS Services Agreement"................................................  8
   "FCSC"..................................................................  8
   "FCSC-Stock"............................................................  8
   "FCSI"..................................................................  8
   "FCSI-Stock"............................................................  9
   "First Post-Closing Annual Period Deficiency Amount"....................  9
   "First Post-Closing Annual Period".....................................  9
   "GAAP".................................................................  9
   "Governmental Authorization"...........................................  9
   "Governmental Body"....................................................  9
   "Hazardous Activity"...................................................  9
   "Hazardous Materials"..................................................  9
   "IFG"..................................................................  9
   "IFG Control Affiliate"................................................ 10
   "IFG Indemnified Persons".............................................. 10
   "IFG Subsequent Acquiree".............................................. 10
   "Illinois IFG Properties".............................................. 10
   "Illinois Office"...................................................... 10
   "Indemnified Person"................................................... 10
   "Intellectual Property Assets"......................................... 10

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   "Investment Sales Services"............................................ 10
   "IRC".................................................................. 10
   "IRS".................................................................. 10
   "Knowledge"............................................................ 10
   "Legal Requirement".................................................... 10
   "Managed Properties"................................................... 11
   "Marks"................................................................ 11
   "Material Adverse Effect".............................................. 11
   "Modification Notice".................................................. 11
   "Net Proceeds of the FCS Closing Receivables".......................... 11
   "Non-Controlling Sellers".............................................. 11
   "Non-Designated Employees"............................................. 11
   "Non-Illinois Office".................................................. 11
   "Non-Transition Employees"............................................. 11
   "Occupational Safety and Health Law"................................... 11
   "Order"................................................................ 11
   "Ordinary Business Practices".......................................... 11
   "Ordinary Course of Business".......................................... 11
   "Organizational Documents"............................................. 12
   "Owned Assets"......................................................... 12
   "PBGC"................................................................. 12
   "Patents".............................................................. 12
   "Pension Plan"......................................................... 12
   "Person"............................................................... 12
   "Plan or Plans"........................................................ 12
   "Post-Closing Annual Period"........................................... 12
   "Pre-Closing FCS Revenue".............................................. 12
   "Pre-Closing IFG Subsequent Acquiree Revenue".......................... 12
   "Pre-Effective Time Broker Bonus Amount"............................... 12
   "Pre-Effective Time Employee Bonus Amount"............................. 12
   "Proceeding"........................................................... 12
   "Property" or "Properties"............................................. 12
   "Property Interest" or "Property Interests"............................ 12
   "Property Management Services"......................................... 12
   "Proprietary Rights Agreement"......................................... 13
   "Purchase Price"....................................................... 13
   "Qualified Revenue".................................................... 13
   "Related Person"....................................................... 13
   "Release".............................................................. 14
   "Remaining Big Six Accounting Firms"................................... 14
   "Representative"....................................................... 14
   "Savings Plan"......................................................... 14
   "Second Post-Closing Annual Period".................................... 14
   "Second Post-Closing Annual Period Deficiency Amount".................. 14

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   "Securities Act"..................................................... 14
   "Sellers"............................................................ 14
   "Sellers' Closing Certificate"....................................... 14
   "Sellers' Closing Documents"......................................... 14
   "Sellers' Control Environmental Liability"........................... 14
   "Sellers' Representative"............................................ 15
   "Shared IFG Client".................................................. 15
   "Stock".............................................................. 15
   "Subsidiary"......................................................... 15
   "Surplus Third Post-Closing Annual Period Qualified Revenue I"....... 15
   "Surplus Third Post-Closing Annual Period Qualified Revenue II"...... 15
   "Tax Return"......................................................... 15
   "Tenant Representation".............................................. 15
   "Third Post-Closing Annual Period"................................... 15
   "Threat of Release".................................................. 15
   "Threatened"......................................................... 15
   "Trade Secrets"...................................................... 16
   "Transition Employees"............................................... 16
   "Total 1997 Bonus Commissions"....................................... 16

2. SALE AND TRANSFER OF STOCK; CLOSING; AGREEMENTS...................... 16
   2.1      Stock....................................................... 16
   2.2      Purchase Price.............................................. 16
   2.3      Closing..................................................... 17
   2.4      Closing Obligations......................................... 18
   2.5      Contingent Payments......................................... 19
   2.6.     FCS Closing Receivables..................................... 27
   2.7.     Closing Date Statement Dispute Resolution................... 29
   2.8      Termination of FCS Plans.................................... 29
   2.9      Allocation of Purchase Price................................ 30
   2.10     Non-Competition Obligations of the Controlling Sellers...... 30
   2.11     Tax Covenants............................................... 34
   2.12     Employment Agreements....................................... 36
   2.13     License to Use Tradename.................................... 36
   2.14     Sellers' Cooperation........................................ 37
   2.15     Certain Bonus Payments. . . . . . ........................ . 37
   2.16     Payments  Related to Software............................... 38
   2.17     Certain Employment Matters................   ............... 39

3. EPRESENTATIONS AND WARRANTIES OF CONTROLLING SELLERS................. 41
   3.1      Organization and Good Standing..............  .............. 41
   3.2      Authority; No Conflict........................  ............ 41
   3.3      Capitalization..................................  .......... 42

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   3.4      Financial Statements..............................  ........ 43
   3.5      Books and Records...................................  ...... 43
   3.6      Title to Properties; Encumbrances.....................  .... 43
   3.7      Ownership of Assets; Condition and Sufficiency of Assets.... 44
   3.8      Accounts Receivable......................................... 44
   3.9      Accounts Payable.........................................  . 45
   3.10     No Undisclosed Liabilities.................................. 45
   3.11     Taxes....................................................... 45
   3.12     No Material Adverse Change.................................. 47
   3.14     Compliance With Legal Requirements; Governmental Authorizations..48
   3.15     Legal Proceedings; Orders...................................... 50
   3.16     Absence of Certain Changes and Events.......................... 52
   3.17     Contracts; No Defaults......................................... 53
   3.18     Insurance...................................................... 56
   3.19     Environmental Matters.......................................... 58
   3.20     Employees...................................................... 59
   3.21     Labor Relations; Compliance.................................... 60
   3.22     Intellectual Property.......................................... 61
   3.23     Certain Payments............................................... 62
   3.24     FCS Services Agreements........................................ 62
   3.25     Disclosure..................................................... 63
   3.26     Relations with Related Persons................................. 63
   3.27     Brokers or Finders............................................. 63

4. REPRESENTATIONS AND WARRANTIES OF BUYER................................. 63
   4.1      Organization and Good Standing................................. 63
   4.2      Authority; No Conflict......................................... 63
   4.3      Investment Intent.............................................. 64
   4.4      Certain Proceedings............................................ 65
   4.5      Brokers or Finders............................................. 65
   4.6      IFG Financial Statements....................................... 65
4. Tax..................................................................... 65

5. COVENANTS OF SELLERS AND THE FCS COMPANIES PRIOR TO
   CLOSING DATE............................................................ 65
   5.1      Required Approvals............................................. 65
   5.2      Shareholder Approval........................................... 66
   5.3      Current Information............................................ 66
   5.4      [Intentionally Omitted]........................................ 66
   5.5      Operations Prior to Closing Date............................... 66
   5.6      Miscellaneous Agreements and Consents.......................... 67
            5.7      Access and Investigation; Delivery.................... 68
   5.8      Notification................................................... 69
   5.9      No Negotiation................................................. 69

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6. COVENANTS OF BUYER PRIOR TO CLOSING DATE................................ 69
   6.1      Approvals of Governmental Bodies............................... 69
   6.2      Miscellaneous Agreements and Consents.......................... 70

7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..................... 70
   7.1      Accuracy of Representations.................................... 70
   7.2      Performance.................................................... 70
   7.3      Consents....................................................... 71
   7.4      Additional Documents........................................... 71
   7.5      No Proceedings................................................. 71
   7.6      No Claim Regarding Stock Ownership or Sale Proceeds... ........ 71
   7.7      [Intentionally Omitted]....................................     71
   7.8      Release of Liens

8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE................     72
   8.1      Accuracy of Representations................................     72
   8.2      Buyer's Performance........................................     72
   8.3      Consents...................................................     72
   8.4      Additional Documents.......................................     72
   8.5      No Injunction..............................................     73
   8.6      Release of Guaranties......................................     73
   8.7      No Material Adverse Change.................................     73

9. TERMINATION.........................................................     74
   9.1      Termination Events.........................................     74
   9.2      Effect of Termination......................................     74

10.INDEMNIFICATION; REMEDIES...........................................     74
   10.1     Survival; Right to Indemnification Not Affected By Knowledge... 74
   10.2     Indemnification and Payment of Damages by Controlling Sellers.. 75
   10.3     Indemnification and Payment of Damages by Non-Controlling Sellers;
            Limitations Thereon............................................ 77
   10.4     Indemnification and Payment of Damages of Buyer and IFG........ 77
   10.5     Indemnity Limitations--Controlling Sellers..................... 78
   10.6     Indemnity Limitations--Buyer and IFG........................... 79
   10.7     Effect of Insurance Proceeds Received...........................80
   10.8     Procedure for Indemnification--Third Party Claims...............80
   10.9     Procedure for Indemnification--Other Claims.....................81

11.GENERAL PROVISIONS................................................ 82
   11.1     Expenses................................................. 82
   11.2     Mandatory Arbitration.................................... 82
   11.3     Confidentiality/Public Announcement...................... 83
   11.4     Notices.................................................. 83

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   11.5     Jurisdiction............................................. 85
   11.6     Further Assurances....................................... 85
   11.7     Waiver................................................... 86
   11.8     Entire Agreement and Modification........................ 86
   11.9     Stock Options............................................ 86
   11.10    Assignments, Successors, And No Third-Party Rights........... 86
   11.11    Severability................................................. 87
   11.12    Section Headings; Construction............................... 87
   11.13    [Intentionally Omitted]...................................... 87
   11.14    Governing Law................................................ 87
   11.15    Counterparts................................................. 87

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                            Stock Purchase Agreement

     This Stock Purchase Agreement ("Agreement") is made and entered into as of March 19, 1997, by and among Insignia Commercial Group, Inc., a Delaware corporation ("Buyer"), Insignia Financial Group, Inc., a Delaware corporation ("IFG") and Kirkland B. Armour ("Armour"), Scott J. Brandwein ("Brandwein"), Harvey B. Camins ("Camins"), James L. Dieter ("Dieter"), Lynn Homewood Fender ("Fender"), Ronald T. Frain ("Frain"), Jay Hinshaw ("Hinshaw"), Thomas E. Moxley ("Moxley"), Robert B. Rosen ("Rosen"), James H. Swartchild, Jr. ("Swartchild"), David Tropp ("Tropp"), Gregg F. Witt ("Witt"), Frain, Camins & Swartchild
Incorporated, an Illinois corporation ("FCSI"), FC&S Management Company, an Illinois corporation ("FCSC"), and Construction Interiors, Inc., a Delaware corporation ("CII"). Armour, Brandwein, Camins, Dieter, Fender, Frain, Hinshaw, Moxley, Rosen, Swartchild, Tropp and Witt are referred to collectively herein as "Sellers." FCSI, FCSI and CII are referred to collectively herein as the "FCS Companies."

                                    RECITALS

     The FCS Companies are engaged in the business of providing commercial property services, including commercial property management, investment sales, tenant representation, construction, and other consulting and brokerage services.

     Sellers own all of the shares of the capital stock of FCSI (the "FCSI-Stock"), of FCSC (the "FCSC-Stock"), and of CII (the "CII-Stock"). The FCSI-Stock, the FCSC-Stock and the CII-Stock are referred to collectively herein as the "Stock".

     Buyer is an affiliate of Insignia Financial Group, Inc., which through one or more subsidiaries or affiliates operates a national real estate services business, including property management, asset management, investment sales, tenant representation, construction, mortgage banking and other consulting and brokerage services.

     Sellers desire to sell, and Buyer desires to purchase, the FCS Companies for the consideration and on the terms set forth in this Agreement and thereby to acquire and to integrate the FCS Companies into the Buyer's existing operations as a major provider of commercial property services.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "1996 Balance Sheets"--as defined in Section 3.4.

         "1996 Financial Statements"--as defined in Section 3.4.

         "AAA"--as defined in Section 2.7(b).

     "Adjusted First Post-Closing Annual Period Deficiency Amount"--as defined in Section 2.5.

     "Agency Leasing Services"--the services provided in connection with the marketing and leasing of space in a commercial building by an agent for the owner of such commercial building, to the extent agreed upon by such agent and such owner, for the fee agreed upon by such agent and such owner, and may include one or more of the following services: advertisement of the building and space available in such building; preparation and securing of advertising signs, space plans, circular matter and other forms of advertising; response to inquiries concerning the leasing of space in such building; negotiation of the terms of lease agreements; execution, delivery and renewal of lease agreements on behalf of the owner; engagement on behalf of the owner, as appropriate, the services of real estate brokers and leasing managers or agents; maintenance of such records and creation of such reports as are agreed by the agent and owner to be useful or necessary in connection with the leasing of the building; and collection and disbursement of funds, as they are made available by the owner, as required to carry out the obligations of the agreement between the agent and the owner.

         "Aggregate Illinois Revenues"--as defined in Section 2.5(b).

         "Agreement"--this Stock Purchase Agreement.

         "Allocated Owners and Tenants"--as defined in Section 2.5(b).

     "Applicable Contract"--any Contract, including any FCS Services Agreements, presently in effect, (a) under which the FCS Companies have or may acquire any rights, or (b) under which the FCS Companies have or may become subject to any obligation or liability, or (c) by which the FCS Companies or any of the assets owned or used by it is or may become bound, or (d) to which a Seller is a party that relates to or may affect the business of, or any of the assets owned or used by, the FCS Companies.

         "Arbitrator"--as defined in Section 2.7(b).

     "Base Commission"--for the purposes of calculating the Pre-Effective Time Broker Bonus Amount, the commission paid to an FCS Broker based on the minimum commission percentage used to calculate that FCS Broker's portion of the gross commission for the 1997 calendar year.

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Bonus Commission"--for the purposes of calculating the Pre-Effective Time Broker Bonus Amount, the commission paid to an FCS Broker based on such FCS Broker's achieving, for the 1997 calendar year, certain gross commission threshold levels above such FCS Broker's Base Commission.

     "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Buyer"--as defined in the first paragraph of this Agreement.

         "Buyer's Advisors"--as defined in Section 5.7.

         "Buyer's Closing Certificate"--as defined in Section 2.4(b).

         "Buyer's Closing Documents"--as defined in Section 4.2.

         "Cash Amount"--as defined in Section 2.2(a).

         "CII"--Construction Interiors, Inc., a Delaware corporation.

         "CII-Stock"--as defined in the Recitals of this Agreement.

         "Closing"--as defined in Section 2.3.

     "Closing Date"--the date and time as of which the Closing actually takes place.

         "Closing Date Balance Sheets"--as defined in Section 2.7(b).

         "Closing Date Statement"--as defined in Section 2.6(a).

         "Closing Net Book Value"--as defined in Section 2.7(c).

         "Cohen and Sherman Contracts"--as defined in Section 2.5(b).

     "Commercial Property Services"--Agency Leasing Services, Construction Services, Consulting Services, Investment Sales Services, Property Management Services, Tenant Representation Services and other similar related real estate services, but not including development services.

     "Consent"--any   approval,   consent,   ratification,   waiver,   or  other
authorization (including any Governmental Authorization).

     "Construction Services"--the services provided in connection with the overseeing and/or managing the completion of tenant finish work and construction of capital improvements with respect to a commercial building or property by an agent for the owner of such commercial building and/or property, to the extent agreed upon by such agent and such owner, for the fee agreed upon by such agent and such owner, and may include one or more of the following services: the engagement of subcontractors; acquisition of materials; the procuring of licenses and permits; the keeping of records and accounts in respect of such construction; the collection and disbursement of funds in connection with such construction; with all other tasks, and such other tasks as are necessary or useful in connection with such construction.

     "Consulting Services"--consulting services provided in connection with commercial real estate matters.

         "Contact"--as defined in Section 2.10(c).

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

          (a) the sale by Sellers to Buyer and the purchase by Buyer from Sellers of the Stock;

          (b) the execution, delivery, and performance of the Employment Agreements;

          (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Stock and exercise of control over the FCS Companies.

          (e) the performance (including performance by Persons who are not parties hereto) or occurrence of the actions, transactions, events or obligations necessary to satisfy the conditions set forth in Sections 7 and 8 hereof.

         "Contingent Payment"--as defined in Section 2.5.

         "Contingent Payment I"--as defined in Section 2.5.

         "Contingent Payment II"--as defined in Section 2.5.

         "Contingent Payment III"--as defined in Section 2.5.

         "Continuing Liabilities"--as defined in Section 2.6.

          "Contract"--any   agreement,   contract,   obligation,   promise,   or
     undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Contract Restricted Period"--as defined in Section 2.10(c).

          "Controlling Sellers"--means Camins, Rosen, Frain, Brandwein, and Deiter.

         "Copyrights"-- as defined in Section 3.22(a)(iii).

         "Damages"--as defined in Section 10.2.

         "Deferred Cash Amount"--as defined in Section 2.2.

         "Designated Employees"--as defined in Section 2.17(a).

         "Disputed Matters"--as defined in Section 2.7(b).

          "Effective Time"--12:01 a.m. of the first business day following the Closing Date.

         "Employee Designation Date"-- as defined in Section 2.17(a).

         "Employment Agreements"--as defined in Section 2.12(a).

          "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

          "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

               (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

               (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

               (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

               (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f)  reducing  to  acceptable   levels  the  risks   inherent  in  the
     transportation  of  hazardous   substances,   pollutants,   oil,  or  other
     potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

          "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA Affiliate"--as defined in Section 3.13(h).

         "Existing FCS Client"--as defined in Section 2.10(c).

         "FCS Brokers"--as defined in Section 2.15(b).

         "FCS Closing Payables"--

          (i) any liabilities, accounts payables, obligations, expenses and costs: (x) of any of the FCS Companies accruing (in accordance with GAAP), related to, or arising during the period prior to the Effective Time (and neither discharged nor paid as of the Effective Time), including without limitation, the liabilities, accounts payables, obligations, expenses and costs set out on the Closing Date Statement; or (y) allocated to the Sellers pursuant to the express provisions of this Agreement, including, without limitation, Section 2.17; and


241687.33 4/15/97

          (ii) commissions and obligations to brokers and to any other Person (to the extent not included in (i) immediately above) that are properly payable from proceeds of the FCS Closing Receivables; and

          (iii) reasonable expenses and costs of collection and settlement incurred in connection with the FCS Closing Receivables.

         "FCS Closing Receivables"--

          (i) the receivables of the FCS Companies as of the Effective Time, as reflected on the Closing Date Statement in accordance with GAAP, and, to the extent they become receivables, refundable premiums for insurance of the FCS Companies for insurance policies to be cancelled in connection with consummation of the Contemplated Transactions; plus

          (ii) certain additional contingent rights and claims of the FCS Companies, all of which are listed on Exhibit 1, provided, however, that any of the FCS Closing Receivables which are leasing commissions shall cease to be FCS Closing Receivables and shall be the sole property of Buyer on the date after the Closing Date on which the lease agreement giving rise to such leasing commission revenues is amended by amendment which requires any material effort or expenditure on the part of Buyer or an FCS Company, and provided further that any leasing commissions derived in connection with options, renewals and expansions under the leases described immediately above and listed on
          Exhibit 1 shall not be classified as FCS Closing Receivables; plus

          (iii) fifty percent (50%) of the net commission revenue (after payments to "in-house" brokers and third parties) arising under FCS Services Agreement for Investments Sales Services related to sales transactions evidenced by contracts for sale of real estate executed prior to the Closing Date, which transactions close prior to January 1, 1998, provided, however, that any of the FCS Closing Receivables which represent rights to receive commission revenue in connection with such contract for sale of real estate shall cease to be FCS
          Closing Receivables and shall be the sole property of Buyer on the date after the Closing Date on which the applicable FCS Services Agreement or contract for sale of real estate giving rise to such revenues is amended by amendment which requires any material effort or expenditure on the part of Buyer or an FCS Company.

         "FCS Companies"--as defined in the first paragraph of this Agreement.

         "FCS Company"--any one of the FCS Companies.

         "FCS Receivables at Closing Amount"--as defined in Section 2.2.

         "FCS Services Agreement"--any Contract pursuant to which any of the FCS Companies provides or is obligated to provide any Commercial Property Services.

         "FCSC"--FC&S Management Company, an Illinois corporation.

         "FCSC-Stock"--as defined in the Recitals of this Agreement.

          "FCSI"--Frain,   Camins  &  Swartchild,   Incorporated,   an  Illinois
     corporation.

         "FCSI-Stock"--as defined in the Recitals of this Agreement.

          "First  Post-Closing  Annual Period Deficiency  Amount"--as defined in
     Section 2.5.

         "First Post-Closing Annual Period"--as defined in Section 2.5(a)(i).

          "GAAP"--generally   accepted  United  States  accounting   principles,
     applied on a consistent basis.

          "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"--any:

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b)  federal,   state,  local,   municipal,   foreign,  or  other
          government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d) body exercising, or entitled to exercise, any administrative,
          executive,  judicial,  legislative,   police,  regulatory,  or  taxing
          authority or power of any nature.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from a property or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off a property, or that may affect the value of a property of the FCS Companies.

     "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "IFG"--Insignia Financial Group, Inc., a Delaware corporation.

     "IFG Control Affiliate"-- any Person (other than an individual) of which IFG owns, directly or through subsidiary relationships, a majority of the equity ownership.

         "IFG Indemnified Persons"--as defined in Section 10.2.

         "IFG Subsequent Acquiree"--as defined in Section 2.5(b).

         "Illinois IFG Properties"--as defined in Section 2.5(b).

         "Illinois Office"--as defined in Section 2.5(b).

     "Indemnified   Person"--an  IFG   Indemnified   Person  and/or  a  Sellers'
Indemnified Person, as the context shall apply.

         "Intellectual Property Assets" --as defined in Section 3.22.

     "Investment Sales Services"--shall mean any and all professional services provided in connection with the selling of commercial property by one or more brokers or agents for an owner of such commercial Property at a price and under the terms set by such owner or later accepted by such owner, for the fee agreed upon by such brokers or agents and such owner.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; provided, however, that a Seller will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, broker or employee who earns more than $45,000 in annualized salary and/or other compensation (or in any similar capacity) of any of the FCS Companies has, or at any time had, actual knowledge of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal  Requirement"--any   federal,  state,  local,  municipal,   foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Managed  Properties"--the   Properties  with  respect  to  which  the  FCS
Companies provide or are obligated to provide any Commercial Property Services, other than Tenant Representation, pursuant to an FCS Services Agreement.

         "Marks"-- as defined in Section 3.22(a)(i).

     "Material Adverse Effect"--a material adverse effect on the financial condition, business relationships or economic prospects of the FCS Companies taken as a whole.

         "Modification Notice"--as defined in Section 5.8.

     "Net  Proceeds  of the FCS  Closing  Receivables"--as  defined  in  Section
2.6(b).

     "Non-Controlling Sellers"-- Armour, Fender, Hinshaw, Moxley, Swartchild, Tropp, and Witt.

         "Non-Designated Employees"-- as defined in Section 2.17(a).

         "Non-Illinois Office"--as defined in Section 2.5.

         "Non-Transition Employees"-- as defined in Section 2.17(a).

     "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"--any  award,  decision,   injunction,   judgment,   order,  ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Business Practices"--as defined in Section 2.5(b).

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Owned Assets"-- as defined in Section 3.7(a).

         "PBGC"--as defined in Section 3.13.

         "Patents"-- as defined in Section 3.22(a)(ii).

         "Pension Plan"-- as defined in Section 3.13.

     "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan or Plans"--as defined in Section 3.13.

         "Post-Closing Annual Period"--as defined in Section 2.5.

         "Pre-Closing FCS Revenue"--as defined in Section 2.5(b)

     "Pre-Closing  IFG  Subsequent  Acquiree  Revenue"--as  defined  in  Section
2.5(b).

     "Pre-Effective Time Broker Bonus Amount"--as defined in Section 2.15(b).

     "Pre-Effective Time Employee Bonus Amount"--as defined in Section 2.15(a).

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Property" or "Properties"--one or more, as the case may be, (i) buildings exclusively used for office, retail or industrial operations or purposes, or
(ii) that portion of any other building(s) used for office, retail or industrial operations or purposes.

     "Property Interest" or "Property Interests"--as defined in Section 3.19(a).

     "Property Management Services"--the services provided with respect to a commercial building or property by a manager and/or its agents to the owner of such commercial building or property, to the extent agreed upon by such manager and such owner, for the fee agreed upon by such manger and such owner, and may include one or more of the following services: maintain and repair the building or property; enter into contracts in the name of such owner or as agent for such owner for the provision of services to the building or property deemed necessary by the manager or the owner for the operation, maintenance, repair and security of the building or property; engage, supervise and discharge the personnel necessary to maintain, manage and operate the building or property; collect rent and other charges due to the owner from the tenants of such building or property and disburse such funds as are due and owing with respect to such building or property, to the extent such funds are made available by the owner; prepare an annual operating budget for the building or property for submission to the owner; provide such reports and accounting with respect to the building or property as the manager and owner agree are necessary or useful in connection with the building or property; and generally to act as agent for such owner

         "Proprietary Rights Agreement"--as defined in Section 3.20(b).

         "Purchase Price"--as defined in Section 2.2.

         "Qualified Revenue"-- as defined in Section 2.5.

         "Related Person"--with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                    (b) any Person that is directly or indirectly  controlled by such  individual  or one or more  members  of  such  individual's
               Family;

                    (c) any Person in which such  individual  or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                    (d) any Person with respect to which such  individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                    (a) any Person that  directly  or  indirectly  controls,  is
               directly  or  indirectly   controlled   by,  or  is  directly  or
               indirectly under common control with such specified Person;

                    (b) any  Person  that  holds  a  Material  Interest  in such specified Person;

                    (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                    (d) any  Person  in  which  such  specified  Person  holds a
               Material Interest;

                    (e) any Person with respect to which such  specified  Person serves as a general partner or a trustee (or in a similar capacity); and

                    (f) any Related Person of any individual described in clause
               (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the 1934 Act and Regulations of voting securities or other voting interests representing at least 5% (five percent) of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% (five percent) of the outstanding equity securities or equity interests in a Person.

     "Release"--any  spilling,  leaking,  emitting,   discharging,   depositing,
escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Remaining Big Six Accounting Firms"--as defined in Section 2.7(b).

     "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Savings Plan"--as defined in Section 2.8.

     "Second Post-Closing Annual Period"--as defined in Section 2.5(a)(i).

     "Second  Post-Closing  Annual  Period  Deficiency  Amount"--as  defined  in
Section 2.5.

     "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Sellers"--as defined in the first paragraph of this Agreement.

     "Sellers' Closing Certificate"--as defined in Section 2.4(a).

     "Sellers' Closing Documents"--as defined in Section 3.2(a).

     "Sellers' Control Environmental Liability"--as defined in Section 10.5(a).

     "Sellers' Representative"--Ronald T. Frain.

     "Shared IFG Client"--as defined in Section 2.5(b).

     "Stock"--as defined in the Recitals of this Agreement.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the FCS Companies.

     "Surplus Third Post-Closing Annual Period Qualified Revenue I"--as defined in Section 2.5.

     "Surplus Third Post-Closing Annual Period Qualified Revenue II"--as defined in Section 2.5.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

     "Tenant Representation"--shall mean any services provided by an agent to a prospective tenant in connection with the locating of available space in a commercial building appropriate to the needs of such tenant and negotiation, on behalf of the prospective tenant, with the owner of such building of the terms and conditions of a lease or rental agreement with respect to such space, all as agreed upon by such agent and such tenant, the fee for which may be paid by the prospective tenant or by a third party

     "Third Post-Closing Annual Period"--as defined in Section 2.5(a)(i).

     "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Trade Secrets"--as defined in Section 3.22(a)(v).

     "Transition Employees"--as defined in Section 2.17(a).

     "Total 1997 Bonus Commissions"--as defined in Section 2.15(b).

2.    SALE AND TRANSFER OF STOCK; CLOSING; AGREEMENTS

     2.1 Stock

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Stock to Buyer, and Buyer will purchase the Stock from Sellers.

     2.2 Purchase Price

     The total purchase price (the "Purchase Price") for the Stock is:

          (a) $3,350,000 paid in cash at Closing (the "Cash Amount"); and

          (b) $150,000 payable in cash on the second business day following the date of the Effective Time (the "Deferred Cash Amount");

          (c) an amount payable in accordance with Section 2.6 hereof in connection with the FCS Closing Receivables ("FCS Receivables at Closing Amount");

          (d) up to an additional Four Million Five Hundred Thousand Dollars ($4,500,000) in the form of Contingent Payments based on certain qualified revenue, as more fully provided in and in accordance with Section 2.5 hereof.

     Notwithstanding the other provisions of this Section 2.2, the Deferred Cash Amount of the Purchase Price shall be adjusted downward or upward based on the following allocations of expenses, cash and revenues to the Sellers on the one hand and to the Buyer on the other hand as follows:

     (A) The following  amounts  shall  increase the amount of the Deferred Cash
Amount:

          (1) cash of the FCS Companies at the Effective Time (other than cash held in escrow as earnest money deposit or other deposits payable for post-Closing obligations);

          (2) cash equivalents of the FCS Companies at the Effective Time less any penalty or costs of withdrawal or liquidation resulting from converting such cash equivalents into immediately available funds;

          (3) a pro-rata share of pre-paid insurance premiums paid by the FCS Companies provided that Buyer has notified Sellers in writing on or before the Closing Date that the FCS Companies are to maintain such insurance policy in place for the benefit of Buyer;

          (4) a pro rata portion of the monthly lease payment paid by the FCS Companies with respect to the leased office space at 300 West Washington, Chicago, Illinois, and the leased office space at 8430 West Bryn Mawr, Chicago, Illinois, in each case for the month during which the Effective Time occurs based on the number of days remaining in such month following the Effective Time.

     (B) The  following  amount shall  decrease the amount of the Deferred  Cash
Amount: $90,000, an amount estimated, based on the records of the FCS Companies, as sufficient to cover pre-Effective Time vacation accrual expenses of the FCS Companies, in consideration for which Buyer shall cause the FCS Companies after the Effective Time to pay such an amount to employees in order to discharge such accrued vacation liability, provided, however, that if the actual pre-Effective Time vacation accrual expenses are greater than the amount estimated in order to calculate the Deferred Cash Amount, any remaining portion of such vacation accrual expense shall be treated as an FCS Closing Payable and paid or deducted against the FCS Closing Receivables in accordance with Section 2.6 hereof.

         2.3      Closing

          (a) Unless this Agreement is terminated in accordance with Section 9 hereof, the purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Gardner, Carton & Douglas, counsel to the Sellers, 321 N. Clark Street, Chicago, Illinois 60610, at 10:00 a.m. (local time):

               (i) at the option of Buyer, on a date following the last to be fulfilled or waived of the conditions set forth in Sections 7 and 8 that is the third business day following notice by Buyer to Sellers, but in no event earlier than March 31, 1997 nor later than April 15, 1997; or

               (ii) at such other time and place as the Buyer and Sellers' Representative may agree.

Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.4      Closing Obligations

         At the Closing:

                  (a)      Sellers will deliver to Buyer:

               (i) certificates representing the Stock, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

               (ii) Employment Agreements, executed by Camins, Rosen, Frain, Brandwein, and Dieter;

               (iii) certified copies of the resolutions of each of the boards of directors of the FCS Companies authorizing and directing the termination of the Savings Plan;

               (iv) a certificate executed by the Sellers representing and warranting to Buyer and IFG that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any Modification Notices) (the "Sellers' Closing Certificate")

               (v) Closing Exhibit 3.8(c) and Closing Exhibit 3.9-3.

               (b) Buyer will  deliver  and IFG shall  cause Buyer to deliver to
          Sellers:

               (i) the Cash Amount by wire transfer in immediately available funds to an account specified by the Sellers' Representative;

               (ii) a certificate executed by Buyer and IFG to the effect that, except as otherwise stated in such certificate, each of Buyer's and IFG's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (the "Buyer's Closing Certificate"); and

               (iii) Employment Agreements executed by Buyer.

     On the second business day following the date of the Effective Time: (A) if the Deferred Cash Amount is a positive number, Buyer and IFG will deliver the Deferred Cash Amount by wire transfer in immediately available funds to an account specified by the Sellers' Representative; and (B) if the Deferred Cash Amount is a negative number, such amount shall be treated as an FCS Closing Payable and paid or deducted against FCS Closing Receivables in accordance with
Section 2.6 hereof.

         2.5      Contingent Payments

         (a)      General Terms.

          (i) Buyer and IFG, jointly and severally, agree to make a contingent payment to Sellers after the end of each of the first three twelve (12) month periods following Closing (each a "Post-Closing Annual Period"), based on Qualified Revenue as defined herein. (Each such contingent payment shall be called a "Contingent Payment," and collectively such contingent payments shall be called the "Contingent Payments.") The Contingent Payments shall be made as follows:

               (A) Provided that Qualified Revenue in the first twelve-month period following the Closing Date (the "First Post-Closing Annual Period") equals at least Ten Million Five Hundred Thousand Dollars ($10,500,000), Buyer and IFG shall pay to Sellers a Contingent Payment ("Contingent Payment I") equal to 60% of Qualified Revenue in excess of $10,500,000, up to a maximum Contingent Payment I of $1,500,000.

               (B) Provided that Qualified Revenue in the second twelve-month period following the Closing Date (the "Second Post-Closing Annual Period") equals at least $10,500,000, Buyer and IFG shall pay to Sellers a Contingent Payment ("Contingent Payment II") equal to the sum of:

                    (a) 60% of the amount of Second  Post-Closing  Annual Period
               Qualified Revenue in excess of $10,500,000 up to $13,000,000; and

                    (b) (1) if the amount of First  Post-Closing  Annual  Period
               Qualified Revenue is at least $9,000,000 but less than $10,500,000 (such amount less than $10,500,000 being the "First Post-Closing Annual Period Deficiency Amount")

               60% of that portion of the Second Post-Closing Annual Period Qualified Revenue in excess of the sum of $13,000,000 and the product of:

                    (x) the First Post-Closing Annual Period Deficiency Amount

                                                     and

                    (y) 1.33;

                     up to a total of $1,500,000;

                     or

               (2) if the amount of First Post-Closing Annual Period Qualified Revenue is at least $10,500,000, 60% of the amount, if any, of Second Post-Closing Annual Period Qualified Revenue in excess of $13,000,000, up to a total maximum Contingent Payment II of the sum of (i) $1,500,000, and (ii) the difference, if any, between $1,500,000 and the amount of Contingent Payment I.

          (C) Provided that Qualified Revenue in the third twelve-month period following the Closing Date (the "Third Post-Closing Annual Period") equals at least $10,500,000, Buyer and IFG shall pay to Sellers a Contingent Payment ("Contingent Payment III") equal to the sum of:

          (a) 60% of the amount of Third Post-Closing Annual Period Qualified Revenue in excess of $10,500,000 up to $13,000,000; and

          (b) (1) if the amount of Second Post-Closing Annual Period Qualified Revenue is at least $9,000,000 but less than $10,500,000 (such amount less than $10,500,000 being the "Second Post-Closing Annual Period Deficiency Amount"):

     60% of that portion of Third Post-Closing Annual Period Qualified Revenue in excess of the sum of $13,000,000 and the product of:

      (x) the Second Post-Closing Annual Period
          Deficiency Amount

          and

       (y) 1.33;

     up to a total of $1,500,000 (Any amount of Third Post-Closing Annual Period Qualified Revenue which would otherwise cause the payment under this subsection 2.5(a)(i)(C)(b)(1) to exceed such limitation is referred to as "Surplus Third Post-Closing Annual Period Qualified Revenue I".)

      or

     (2) if the amount of Second Post-Closing Annual Period Qualified Revenue is at least $10,500,000, 60% of the amount, if any, of Third Post-Closing Annual Period Qualified Revenue in excess of $13,000,000, up to a total of the difference, if any, between $1,500,000 and the amount paid under subsection 2.5(a)(i)(B)(a). (Any amount of Third Post-Closing Annual Period Qualified Revenue which would otherwise cause the payment under this subsection 2.5(a)(i)(C)(b)(2) to exceed such limitation is referred to as "Surplus Third Post-Closing Annual Period Qualified Revenue II".)

     If the sum of Contingent Payment I and Contingent Payment II and the amounts paid under subsections 2.5(a)(i)(C)(a) and 2.5(a)(i)(C)(b) is less than $4,500,000, then

     (a) if the amount of First Post-Closing Annual Period Qualified Revenue is at least $10,500,000, Sellers may receive as an additional Contingent Payment III 60% of the amount, if any, of Surplus Third Post-Closing Annual Period Qualified Revenue I or Surplus Third Post-Closing Annual Period Qualified Revenue II, as the case may be, up to a maximum, when combined with the amounts, if any, paid under subsections 2.5(a)(i)(A) and 2.5(a)(i)(B)(b)(2), of $1,500,000;

      or

     (b) if the amount of First Post-Closing Annual Period Qualified Revenue is at least $9,000,000 but less than $10,500,000 and amounts were paid under subsection 2.5(a)(i)(B)(b)(1), Sellers may receive as an additional Contingent Payment III 60% of the amount, if any, of either Surplus Third Post-Closing Annual Period Qualified Revenue I or Surplus Third Post-Closing Annual Period Qualified Revenue II, as the case may be, up to a maximum, when combined with the amounts paid under subsection 2.5(a)(i)(B)(b)(1), of $1,500,000;

     or

     (c) if the amount of First Post-Closing Annual Period Qualified Revenue is at least $9,000,000 but less than $10,500,000 and amounts were not paid under subsection 2.5(a)(i)(B)(b)(1), Sellers may receive as an additional Contingent Payment III 60% of the amount, if any, of either Surplus Third Post-Closing Annual Period Qualified Revenue I or Surplus Third Post-Closing Annual Period Qualified Revenue II, as the case may be,

     minus the product of

     (x) the Adjusted First Post-Closing Annual Period Deficiency Amount

      and

      (y) 1.33

       up to a maximum of $1,500,000,

     where "Adjusted First Post-Closing Annual Period Deficiency Amount" equals the First Post-Closing Annual Deficiency Amount minus the product of:

     (x) the amount, if any, by which Second Post-Closing Annual Period Qualified Revenue exceeded $13,000,000

     and

     (y) 0.75

          (ii) Any Contingent Payment due to Sellers shall be paid by wire transfer in immediately available funds to an account specified by the Sellers' Representative within sixty (60) days following the end of the applicable Post-Closing Annual Period for which such Contingent Payment is calculated, provided, however, that any portion of an applicable Contingent Payment related to Qualified Revenue that is accrued during the corresponding Post-Closing Annual Period but not actually received by any of the FCS Companies, Buyer, IFG, or any IFG Control Affiliate prior to the fiftieth (50th) day after the end of such Post-Closing Annual Period shall thereafter be paid to Sellers within sixty (60) days after the next calendar quarterly period in which the corresponding Qualified Revenue is actually received. For each Post-Closing Annual Period, Buyer shall provide to Sellers a certificate from an appropriate representative of Buyer, such certificate to contain (x) a statement of, and basis for, the calculation of Qualified Revenue for such Post-Closing Annual Period, (y) a statement of the amount, if any, of the Contingent Payment for such Post-Closing Annual Period, and (z) reasonable documentation showing the basis for the calculation of the Contingent Payment, if any.

          (iii) Notwithstanding any other provision to the contrary herein, in no event shall the total Contingent Payments made hereunder be greater than $4,500,000 for all three Post-Closing Annual Periods, nor shall any Contingent Payment or portion thereof be made pursuant to this Section 2.5 after December 31, 2002 even if otherwise eligible Qualified Revenues are received thereafter.

         (b)      "Qualified Revenue".

          The term "Qualified Revenue" means an amount of revenue represented by the following formula:

          The sum of A, B, and C minus the sum of (v),  (w),  (x),  (y), (z) and
          (zz)

          where "A" is:

          the amount of revenues for Commercial Property Services accrued during the applicable Post-Closing Annual Period in accordance with GAAP by the FCS Companies, Buyer, or IFG or any IFG Control Affiliate and earned either:

          (i) with respect to Properties located in the State of Illinois; or

          (ii) in connection with Commercial Property Services provided to any Person by an FCS Company or an Illinois office of Buyer, IFG or any IFG Control Affiliate (an "Illinois Office"); or

          (iii) in connection with any referrals made by an FCS Company or an Illinois Office;

          (collectively, (i), (ii) and (iii) are "Aggregate Illinois Revenues"); provided, however, that if Commercial Property Services are provided by an FCS Company or an Illinois Office with participation of and/or referral from an office of Buyer, IFG or any IFG Control Affiliate located outside the State of Illinois (a "Non-Illinois Office"), or Commercial Property Services are provided by a Non-Illinois Office with participation of and/or referral from an FCS Company and/or an Illinois Office, Aggregate Illinois Revenues earned in connection therewith shall be allocated on a reasonable basis between an FCS Company and/or an Illinois Office, on the one hand, and IFG and its affiliates on the other hand, not inconsistent with the business practices that, when viewed as a whole, are customarily or generally followed by Persons within the commercial property services industry (including IFG and its affiliates), as those practices may change from time to time and further subject to the facts and circumstances of each particular situation (e.g., for example, without limitation, the relative experience, expertise, performance, and/or client relationships of officers and personnel of the FCS Companies and an Illinois Office, on the one hand, and of officers and personnel of other divisions and offices of IFG and its affiliates on the other hand) ("Ordinary Business Practices").

                  where "B" is:

                  the following amount of unpaid/imputed revenues:

          with respect to revenues derived from FCS Services Agreements in effect on the Closing Date or during any Post-Closing Annual Period which are subsequently terminated without cause as a result of either:

          (1) a post-Closing acquisition by IFG or an IFG Control Affiliate thereof of a Property located in the State of Illinois or of a Person; or

          (2) a post-Closing bona fide investment by IFG or an IFG Control Affiliate in a Property located in the State of Illinois or in the owner of such a Property,

     the imputed amount of revenues for Property Management Services and Agency Leasing Services that would have accrued (in the absence of such termination), in accordance with GAAP, during the applicable Post-Closing Annual Period or Periods (or portion thereof) following such termination, to the FCS

     Companies, Buyer, IFG or any IFG Control Affiliate pursuant to the basic terms of such FCS Services Agreement, excluding, however, any imputed revenues: (i) accruing during any renewal periods; and (ii) accrued during any period following the sale of the Property subject to the FCS Services Agreement by the owner/FCS client who terminated such FCS Services Agreement);

     provided, however, that the amount of unpaid/imputed revenues under this category "B" for any single Post- Closing Annual Period shall never exceed the average of amount of revenues for Property Management Services and Agency Leasing Services actually received with respect to such Property by the FCS Companies, Buyer, IFG, or any IFG Control Affiliate during each of the consecutive twelve-month periods (up to a maximum of three) preceding the date of termination of such FCS Services Agreement in which the FCS Companies, Buyer, IFG or any IFG Control Affiliate actually received such revenues for the full twelve month period.

                  where "C" is:

     in the event that the FCS Companies, Buyer, or IFG or any IFG Control Affiliate acquires Contracts for Property Management Services and for Agency Leasing Services with respect to the portfolio of management and agency leasing contracts referred to in the letters attached hereto as
     Exhibit 2.5(b)-1 (the "Cohen and Sherman Contracts") on or before September 30, 1997, fifteen percent (15%) of the amount of revenues accrued during the applicable Post-Closing Annual Periods in accordance with GAAP by the FCS Companies, Buyer, or IFG or any IFG Control Affiliate pursuant to the Cohen and Sherman Contracts;

                  where (v) is:

     to the extent revenue arising from a transaction is included as Qualified Revenue under categories "A", "B" or "C" above, the amount of bona fide earned brokerage fees paid to Persons unaffiliated with IFG to the extent such brokerage fees were incurred directly in connection with the transaction from which the item of Qualified Revenue arose;

                  where (w) is:

     that portion of Aggregate Illinois Revenues earned during the applicable Post-Closing Annual Period with respect to any Property located in the State of Illinois that immediately prior to the Effective Time is subject to an agreement pursuant to which IFG or an IFG Control Affiliate provides Commercial Property Services, other than Tenant Representation, to such Property and which is listed on Exhibit 2.5(b)-2 (the "Illinois IFG Properties");

                  where (x) is:

     that portion of Aggregate Illinois Revenues derived during the applicable Post-Closing Annual Period from the Persons listed on Exhibit 2.5(b)-3 (the "Allocated Owners and Tenants") multiplied by the fraction designated in
     Exhibit 2.5(b)-3 as applicable to each of the respective Allocated Owners and Tenants);

                  where (y) is:

     that portion of Aggregate Illinois Revenues, originated after the IFG Subsequent Acquiree Acquisition Date (defined below) arising from Contracts for Commercial Properties Services, that is derived during the applicable Post-Closing Annual Period from any Person who is an Existing FCS Client and who is also a client of a Person (the "IFG Subsequent Acquiree") subsequently acquired by IFG or an IFG Control Affiliate (such client being a "Shared IFG Client") multiplied by a fraction where the numerator is the amount of Aggregate Illinois Revenues earned by the IFG Subsequent Acquiree from such Shared IFG Client and actually received during the twelve- month period preceding the closing date (the "IFG Subsequent Acquiree Acquisition Date") of such subsequent acquisition (the "Pre-Closing IFG Subsequent Acquiree Revenue"); and

     where the denominator is the sum of (x) the Pre-Closing IFG Subsequent Acquiree Revenue and (y) the amount of revenue earned from the Shared IFG Client and actually received by the FCS Companies, IFG or any IFG Control Affiliate during the twelve month period preceding the closing date of such subsequent acquisition with respect to FCS Services Agreements in effect at the time of the Closing;

                  where (z) is:

     for each Post-Closing Annual Period during which an IFG Subsequent Acquiree is acquired and for any Post-Closing Annual Period thereafter, an amount equal to the gross revenues for Commercial Property Services earned by the Illinois offices of an IFG Subsequent Acquiree during the twelve-month period preceding the IFG Subsequent Acquiree Acquisition Date multiplied by a fraction the numerator of which is the number of days remaining in such Post- Closing Annual Period following the IFG Subsequent Acquiree Acquisition Date and the denominator of which is 365;

                  where (zz) is:

     any revenue described in categories "A" or "B" above that is derived from Commercial Property Services related to Properties acquired by IFG or a Related Person thereof or in which IFG or a Related Person thereof makes a bona fide investment, in connection with such Property, in the owner of such Property, but only to the extent of revenue derived after the date of such acquisition or investment.

         (c)      Additional Qualified Revenue Provisions.

         (i) Notwithstanding any other provision of this Section 2.5,

     (1) for purposes of calculating the amount of Qualified Revenue accrued by an IFG Control Affiliate under category "A" above or imputed to any IFG Control Affiliate under category "B" above, each such amount of Qualified Revenue shall be calculated by multiplying it, at the time of accrual or imputation, respectively, by the then current percentage ownership by IFG or any wholly-owned subsidiary thereof of the outstanding equity securities or equity interests in such IFG Control Affiliate; and

     (2) any revenues realized from FCS Closing Receivables shall be excluded from Qualified Revenue.

          (ii) Buyer and IFG shall use reasonable efforts to operate the business acquired by purchase of the Stock in a commercially reasonable manner making good faith efforts to collect Qualified Revenue and to cause their affiliates to do so. Notwithstanding anything seemingly to the contrary contained in this Agreement, Buyer, IFG and their affiliates, including but not limited to the FCS Companies, shall have the right to decline, reject or allocate any business made available to any of such entities and to allocate revenues resulting from such business provided those entities act in good faith in any such decision, such decision is based upon reasonably prudent business standards not inconsistent with IFG's corporate plans and strategies, and such decision is not based upon a bad faith attempt to reduce Qualified Revenue; and, further, that all such decisions are subject to the facts and circumstances of each particular situation (e.g., for example, without limitation, the relative experience, expertise, performance, and/or client relationships of officers and personnel of the FCS Companies and an Illinois Office, on the one hand, and of officers and personnel of other divisions and offices of IFG and its affiliates on the other hand).

         2.6.     FCS Closing Receivables.

     (a) Within 30 days after the Closing Date, Buyer shall prepare a statement detailing the FCS Closing Receivables and FCS Closing Payables as of the Effective Time (the "Closing Date Statement"). The Closing Date Statement shall, to the extent applicable, be prepared in accordance with GAAP, using the same methods and criteria employed by the FCS Companies in connection with its preparation of the Balance Sheets. Upon completion of the Closing Date
Statement, a copy thereof shall promptly be provided to the Sellers' Representative.

     (b) The FCS Receivables at Closing Amount of the Purchase Price shall be payable by Buyer and IFG solely from the net proceeds realized from the FCS Closing Receivables as and when collected by the FCS Companies, the Buyer, IFG or any Related Person thereof after the Closing Date pursuant to this Section
2.6 after deduction for the FCS Closing Payables ("Net Proceeds of the FCS Closing Receivables"). Buyer and IFG agree, and after the Closing Date will cause the FCS Companies to, diligently collect, using commercially reasonable best efforts, the FCS Closing Receivables and pay the FCS Closing Payables in order to maximize the realization of the Net Proceeds of the FCS Closing Receivables. The Controlling Sellers shall cooperate with IFG and Buyer in the collection of the FCS Closing Receivables, but no Seller shall, without the consent of the Sellers' Representative and the Buyer, settle or compromise any accounts. Sellers shall promptly remit to Buyer any proceeds of any of the FCS Closing Receivables realized after the Closing by any such Seller. Buyer may, using commercially reasonable standards, settle or compromise any FCS Closing Receivables and any obligations, expenses and costs (and reserves therefor) related, arising under, or otherwise payable in connection with the FCS Closing Receivables, including, without limitation, costs of collection and commissions and obligations to brokers, provided, however, that Buyer shall obtain the consent of the Sellers' Representative, which consent will not be unreasonably withheld or delayed, before settling or compromising an account involving more than $5,000. If the amount of FCS Closing Payables exceeds the amount of FCS Closing Receivables, Sellers shall pay or discharge the remaining unpaid FCS Closing Payables.

     (c) As Net Proceeds of the FCS Closing Receivables are realized by the FCS Companies, Buyer, IFG or a Related Person thereof after the Closing Date, Buyer and IFG shall remit such Net Proceeds of the FCS Closing Receivables to the Sellers' Representative for such Representative's distribution to the Sellers in accordance with their respective interest on the tenth day of each month through December 31, 1997 and thereafter on the tenth day following each calendar quarter (commencing April 10, 1998). Buyer shall deliver at the time of each remittance a report to the Sellers' Representative detailing the calculation of the amount of, and basis for, the payment. If the amount of Net Proceeds of the FCS Closing Receivables available to be remitted is less than $5,000 as of the date of any scheduled remittance, Buyer and IFG may, upon written notice to the Sellers' Representative setting forth the calculation of the deficiency, combine such Net Proceeds of the FCS Closing Receivables with subsequently received Net Proceeds of the FCS Closing Receivables until the aggregate of retained Net Proceeds of the FCS Closing Receivables as of any scheduled remittance equals $5,000. In any event, Buyer and IFG shall remit any amounts of such retained Net Proceeds of the FCS Closing Receivables no less than annually.

     (d) Other than the liabilities and obligations listed on Exhibit 2.6(d) or specifically allocated by the terms of this Agreement to Buyer or to the FCS Companies as post-Closing IFG Control Affiliates (including without limitation the FCS Closing Payables, but subject to the obligation of the Sellers set forth in the last sentence of Section 2.6(b)) (collectively, the "Continuing Liabilities"), the FCS Companies shall have no other material (but in no event in an aggregate amount exceeding $50,000) obligations or liabilities as of the Effective Time . The Controlling Sellers on or before the Closing Date shall cause the FCS Companies to pay and/or discharge all liabilities and obligations of the FCS Companies existing on the Closing Date, other than (i) the Continuing Liabilities and (ii) those liabilities and obligations existing on the Closing Date the discharge or payment of which are not administratively feasible or practicable on or before the Closing Date. The FCS Companies as post-Closing IFG Control Affiliates shall have continuing liability for the Continuing
Liabilities. Without limitation, the liabilities of the FCS Companies with respect to all real or personal property leases shall be current through the Closing Date.

     2.7. Closing Date Statement Dispute Resolution. If the Sellers' Representative shall notify the Buyer within 15 days after the receipt of the Closing Date Statement that the Sellers' Representative disputes any matter with respect to such Closing Date Statement, then any such matters (the "Disputed Matters") shall be submitted to arbitration in Wilmington, Delaware within 30 days after such notice unless the parties agree in writing to extend such 30 day period in an attempt to negotiate a settlement of such Disputed Matters. The arbitrator (the "Arbitrator") shall be any one of the nationally recognized independent accounting firms which is on the date hereof among the eight largest such firms other than Ernst & Young and KPMG Peat Marwick (the "Remaining Big Six Accounting Firms") mutually agreed to by the Sellers' Representative and the Buyer. Any reference herein to the Remaining Big Six accounting firms shall be deemed to include a reference to any member or employee thereof (who is a certified public accountant) which any such firm may designate as the Arbitrator on its behalf. If within 20 days following the expiration of the 30-day period referred to above or any extension thereof the Sellers' Representative and the Buyer shall have failed to agree upon the selection of the Arbitrator or any such Arbitrator selected by them shall not have agreed to perform the services called for hereunder, the Arbitrator shall thereupon be selected in accordance with the rules of the American Arbitration Association ("AAA"), with preference being given to any one of the

Remaining Big Six accounting firms or any member or employee thereof (who is a certified public accountant) which or who may be willing to perform such services, other than any such firm which is then employed by any of the Sellers or Buyer. The Arbitrator shall consider only the Disputed Matters and the arbitration shall be conducted in accordance with the rules of the AAA then in effect. The Arbitrator shall act promptly to resolve all Disputed Matters and its decision with respect to all Disputed Matters shall be final and binding upon the parties hereto and shall not be appealable to any court. The costs and expenses of the Arbitrator and reasonable costs and expenses of all parties to such arbitration, including attorneys' fees, shall be borne solely by the party (either the Buyer on the one hand or Sellers on the other) whose proposed resolution of the Disputed Matter has the largest dollar amount of discrepancy (collectively, if there is more than one disputed item) from the final dollar amount stated in the decision of the Arbitrator.

     2.8 Termination of FCS Plans. Notwithstanding any other provision of this Agreement to the contrary, the FCS Companies shall, and Sellers shall cause the FCS Companies to, initiate the termination of the Frain, Camins & Swartchild Incorporated Profit Sharing and Incentive Savings Plan ("Savings Plan"). After the Effective Time, the FCS Companies shall undertake and perform in an expeditious manner all acts required to accomplish the termination of the Savings Plan. With respect to the Savings Plan, the FCS Companies shall, (i) by proper corporate resolution and plan amendments, if necessary, cease all contributions to and participation in the Savings Plan and establish an effective date of plan termination prior to the Effective Time, and (ii) file an application with the IRS to obtain a final determination upon termination of the qualified status of the Savings Plan. Buyer and IFG shall pay the administrative costs of termination of the Savings Plan and the administrative costs of any "roll-overs" or transfers into any pension plan of IFG to the extent such "roll-overs" or transfers are permitted by Buyer, but Sellers shall pay all costs other than those expressly allocated to Buyer in this Section 2.8, contributions or liabilities of the Savings Plan arising with respect to or related to the period prior to the Effective Time and/or from the vesting or acceleration of benefits resulting from such termination.

     Except as otherwise provided in the first paragraph of this Section 2.8 or as otherwise provided in Section 2.17, Sellers shall cause the FCS Companies to terminate all Plans prior to the Effective Time.

     2.9 Allocation of Purchase Price. The Purchase Price shall be allocated and reported for income tax purposes by the parties as set forth on Exhibit 2.9.

         2.10     Non-Competition Obligations of the Controlling Sellers.

     As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to the Controlling Sellers hereunder, the Controlling Sellers agree that:

                  (a)      General Provisions.

     (i) For the duration of the Contract Restricted Period, as defined herein, the Controlling Sellers will not, directly or indirectly,

     (A) solicit, accept an engagement for, or provide Property Management Services, Investment Sales Services, Agency Leasing Services, or Construction Services with respect to; or

     (B) except as otherwise provided in Section 2.10(b), solicit or provide Tenant Representation Services to the tenants of; or

     any Properties subject as of the Closing Date to an FCS Services Agreement.

     (ii) For the duration of the Contract Restricted Period, as defined herein, the Controlling Sellers will not, directly or indirectly,

     (A) interfere with or disturb, or seek to interfere with or disturb, the contractual relation under; or

     (B) provide or seek to provide to the party to such FCS Services Agreement (other than the FCS Companies) the same or similar services provided under;

     either a written FCS Services Agreement in effect on the Closing Date or an oral FCS Services Agreement in effect on the Closing Date under which the FCS Companies received, accrued or were entitled to receive or accrue any payment at some time during the twelve-month period before the Closing
     Date, in either case for the provision of one or more of (x) Tenant Representation Services, and/or (y) Consulting Services.

          (iii) For a period of three (3) years after the Closing Date, the Controlling Sellers will not, directly or indirectly, provide, or solicit to provide, Commercial Property Services to any Existing FCS Client.

          (iv) For a period of three (3) years after the Closing Date, the Controlling Sellers will not, directly or indirectly, either for themselves or any other Person,

          (A) induce or attempt to induce any Person employed by any of the FCS Companies, Buyer or any Related Person thereof as of November 15, 1996 or as of the Closing Date to leave such employment;

          (B) in any way interfere with the relationship between any of the FCS Companies, Buyer or any Related Person thereof and any Person employed by any of the FCS Companies, Buyer or any Related Person thereof as of November 15, 1996 or as of the Closing Date; or

          (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person employed by the FCS Companies, Buyer or any Related Person thereof as of November 15, 1996 or as of the Closing Date, other than a Person whose employment with the FCS Companies, Buyer or any Related Person thereof was involuntarily terminated after the Closing Date;

          (v) In the event that more than one of the subsections of this Section 2.10(a) shall apply, the more restrictive provision shall control.

          (b) Notwithstanding the provisions of Subsection 2.10(a) above, a Controlling Seller may, without violating the terms of this Section 2.10,

          (i) purchase or otherwise acquire up to (but not more than) five (5) percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and/or

          (ii) in connection with the purchase and sale of a Property:

          (1) represent any purchaser (whether or not such purchaser is an Existing FCS Client) in a transaction involving the sale of property, other than pursuant to a prior Contract with such purchaser (A) to solicit offers from sellers of Properties for purchase by such purchaser or (B) to provide consulting services in connection with such prospective purchases by a seller if either the seller is not an Existing FCS Client or the seller is an Existing FCS Client who is subject to an exclusive "listing" agreement respecting such Property (provided, however, that a Controlling Seller may not during the three year restrictive period represent any purchaser who is not an Existing FCS Client if the seller is an Existing FCS Client who is not a party to an exclusive "listing" agreement); or

          (2) provide Investment Sales Services to a seller who is not an Existing FCS Client regardless of whether the purchaser is or is not an Existing FCS Client;

                  and/or

          (iii)  be  employed  by or  affiliated  with a  Person  that  provides
     Commercial Property Services: (1) to an Existing FCS Client; or (2) with respect to a Property that is subject to, or, for a Person who is a party to, an FCS Services Agreement as of the Closing Date, only if;

          (A) such Controlling Seller has no Contact with such Property and/or Person during the course of employment by or affiliation with such subsequent employer so long as any applicable restriction in this Section
     2.10 applies; and

          (B) such Controlling Seller receives no direct financial benefit from the provision of Commercial Property Services to such Property and/or
     Person by such subsequent employer for so long as any applicable restriction in Section 2.10 applies.

          (iv)   notwithstanding  the  restrictions  on  Tenant   Representation
     Services set forth in Section 2.10(a)(i)(B) above:

          (A) a Controlling Seller may provide Tenant Representation Services to a tenant so long as such services are not intended to cause and do not directly result in the termination of occupancy by such tenant of a Property subject as of the Closing Date to an FCS Services Agreement;

          (B) the Controlling Seller may provide any Tenant Representation Services to a tenant, including Tenant Representation Services that are intended to cause and/or directly results in the termination of occupancy by such tenant of a Property subject as of the Closing Date to an FCS Services Agreement, if the aggregate square footage of the space leased by such tenant in Properties subject, as of the Closing Date, to the FCS Services Agreements is less than 10% of the aggregate square footage of the space to be leased to such restricted tenant in connection with the Tenant Representation Services proposed to be provided by the Controlling Seller.

          (c) Definitions.

          (i) The term "Contact" with any Person or Property shall mean any one or more of the following:

          (A) the direct performance of any Commercial Property Services with respect to such Person or Property;

          (B) direct participation in the solicitation or performance of Commercial Property Services with respect to such Person or Property; and/or

          (C) direct receipt of payment or other financial benefit for the performance of Commercial Property Services in connection with such Person or Property.

          (ii) The term "Contract Restricted Period" as used in Section 2.10(a)(ii) hereof shall mean that period during which the applicable FCS Services Agreement for the provision of one or more of Commercial Property Services is in effect (including continuing extensions and renewals) and for eighteen months following the termination of such FCS Services Agreement.

          (iii) The term "Existing FCS Client" as used in this Agreement shall mean (A) any Person who is a party to an FCS Services Agreement on the Closing Date or who has been a party to an FCS Services Agreement at any time during the twelve-month period preceding the Closing Date, or from whom the FCS Companies received, accrued or were entitled to receive or accrue any payment at some time during the twelve-month period before the Closing Date as consideration for the rendering by an FCS Company of Commercial Property Services, including but not limited to: (y) , in connection with an Investment Sales transaction with respect to which an FCS Company served as a co-broker, Persons, whether or not in privity of contract with an FCS Company, who received Investment Sales Services from an FCS Company; (z) the Persons listed on Exhibit 2.10(c)-1 and their successors and control affiliates; and (B) certain additional Persons listed on Exhibit 2.10(c)- 2.

          (d) If any term of this Section 2.10 is held to be unreasonable, arbitrary or against public policy, such term will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Controlling Sellers pursuant to applicable Delaware law.

          (e) Each Controlling Seller acknowledges that any violation of any of the restrictive covenants contained in this Section 2.10 will cause continuing and irreparable harm to Buyer and IFG for which monetary damages would not be adequate compensation. Each Controlling Seller, therefore, agrees that, if he violates or threatens to violate any of these restrictive covenants, IFG and Buyer shall be entitled, in addition to any other legal or equitable remedies available to it, to entry of an injunction, temporary and permanent, enjoining such breach and securing specific performance of this Agreement.

         2.11     Tax Covenants.

          (a) The Sellers shall, at their expense, file or cause to be filed all federal, state, local and foreign Tax Returns which are required to be filed by, or with respect to, the FCS Companies for the period immediately prior to and ending with the Closing Date and, except as provided below, shall pay all taxes required to be paid in accordance with such Tax Returns including, without limitation, any and all tax liabilities imposed on the FCS Companies attributable to the making of the election under Section 338(h)(10) of the IRC as described below. Buyer shall file or cause to be filed such Tax Returns for the FCS Companies for the period after the Closing Date. In the event that any state or local Tax Return is required to be filed on behalf of any of the FCS Companies and such Tax Return is required to include periods ending both on and after the Closing Date, Sellers and Buyer shall each pay a pro rata portion of the liability shown on such Tax Return. Each of the parties to this Agreement covenants and agrees that, at the option of Buyer, it will fully cooperate, in accordance with all reasonable directions provided by Buyer, in the making and filing of the election described in Section 338(h)(10) of the IRC. In furtherance thereof, Buyer and the Sellers shall prepare, execute and timely file IRS Form 8023- A and all schedules thereto in accordance with the instructions to that Form. Any information on such Form 8023-A allocating the purchase price to separately identifiable assets and categories thereof shall conform with the purchase price/asset allocation set forth on Exhibit 2.9 hereof. Upon the making of the Section 338(h)(10) election, Sellers covenant and agree that, with respect to the preparation and filing of any federal, state, local or foreign income Tax Return, Sellers shall prepare and file all such Tax Returns on a basis consistent with the principles illustrated in Treas. Regs. Section 1.338(h)(10)-1 and information contained in Exhibit 2.9 hereof. The Sellers covenant and agree that none of the FCS Companies will incur any tax liability under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions. The Sellers shall not be responsible for any taxes resulting from any election under Section 338 of the IRC other than one under Section 338(h)(10) of the IRC. The Sellers will, no later than 15 days prior to the due date for the filing of a Tax Return required by this Section 2.11 to be filed by Sellers respecting any of the FCS Companies, provide a copy to Buyer of the proposed completed form of Tax Return. Buyer covenants that the FCS Companies will become members of the affiliated group of corporations of which IFG is the common parent and, for the period beginning the day after the Closing Date, will be properly included in the calendar 1997 consolidated federal income tax return filed by IFG. Sellers shall not be responsible for any taxes for any C short year as defined in Section 1361(e)(1)(B) of the IRC resulting from the termination of the S election due to the transactions contemplated in this Agreement.

          (b) As soon as practicable, but in any event within 30 days after Sellers' request, from and after the Closing Date, Buyer shall provide Sellers with such cooperation and shall deliver to Sellers such information and data concerning the operations of the FCS Companies prior to the Closing Date and make available such knowledgeable employees of the FCS
     Companies as Sellers may reasonably request, including providing the information and data required to complete and file all Tax Returns which they may be required to file with respect to the operations and business of the FCS Companies through the Closing Date or to respond to audits by any taxing authorities with respect to such operations. Such cooperation and information shall include promptly forwarding copies of appropriate notices and other forms or other communications received from or sent to any taxing authority which relates to the operations and business of any of the FCS Companies conducted prior to the Closing Date, and providing copies of all relevant Tax Returns together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any taxing authority and records concerning the ownership and tax basis of property which Buyer may possess. Sellers shall have the right, at their expense, to conduct and, subject to this Section 2.11, settle or contest all examinations of Tax Returns of the FCS Companies relating to all periods ending on or before the Closing Date.

          (c) For a period of ten years after the Closing Date, Buyer shall, and shall cause the FCS Companies to, retain, and neither destroy nor dispose of, all Tax Returns, books and records (including computer files) of, or with respect to, the activities of the FCS Companies for all taxable periods ending on or prior to the Closing Date and to make such books and records available to Sellers on a reasonable basis.

          (d) Buyer and Sellers and their respective affiliates shall cooperate (and make available knowledgeable employees) in the preparation of all Tax Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such parties' possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

          (e) Without the prior written consent of Buyer, which consent shall not be unreasonably withheld, neither Sellers nor any of the FCS Companies shall, to the extent it may affect or relate to the FCS Companies or the Sellers, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of the FCS Companies.

          (f) Without the prior written consent of Sellers, which consent shall not be unreasonably withheld, neither Buyer nor the FCS Companies or any subsidiary or any affiliate of Buyer shall, to the extent it may affect or relate to the FCS Companies, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax Refund, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing Sellers' tax liability or obligation to indemnify Buyer.

          (g) The Controlling Sellers shall be liable for any state or local sales, use or other transfer taxes imposed as a result of the consummation of the Contemplated Transactions.

         2.12     Employment Agreements.

          Subject to effectuation of a Closing, at the Closing, each of Camins, Frain, Dieter, Rosen and Brandwein will enter into an employment agreement with Buyer and IFG in the form of Exhibit 2.12 hereof (collectively, the "Employment Agreements"), to be delivered effective upon Closing.

         2.13     License to Use Tradename.

          Subject to the effectiveness of a Closing, Frain and Camins each hereby: (a) grants to Buyer the right and license, in connection with the business of Buyer and its Related Persons, to use the names "Frain" and/or "Camins" in connection with any business or enterprise other than: (i) any business or enterprise unrelated to real estate; or (ii) after the fifth anniversary of the Closing, any real estate related business or enterprise that does not engage in business in the State of Illinois. Frain and Camins agree to cooperate with Buyer and its Related Persons in protecting Buyer's rights and license. The Sellers agree, for a period of five years, not to use (or grant a license to any other Person to use) the names of "Frain" and/or "Camins" and/or "Swartchild" or any combination thereof, or the tradename

     "FC&S" in connection with any business or enterprise related to real estate that does business in the State of Illinois, provided, however, that Swartchild shall be free to use the name "Swartchild" in connection with any business, so long as he does not use it combination with "Frain" or "Camins" or "FC&S" or any derivative thereof nor authorize such use by any other Person.

          2.14 Sellers' Cooperation. The Sellers agree promptly to execute at the reasonable request of Buyer on or after the Closing Date any documents or materials related to the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the FCS Companies prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer of the bank accounts of the FCS Companies. If requested by Buyer, the Controlling Sellers will use their Best Efforts to cause KPMG to issue, at the cost and expense of Buyer, no later than 74 days following the Closing Date, audited financial statements of the FCS Companies as of December 31, 1996 and for the one year period then ended; provided, however, that nothing herein shall relieve Sellers from paying the cost of the compiled 1996 Financial Statements.

         2.15     Certain Bonus Payments

          (a) The Controlling Sellers shall be liable for payment of and shall, through the Sellers' Representative, remit to Buyer, in accordance with this Section 2.15, an amount equal to twenty-five percent (25%) of the bonus amounts actually paid or to be paid to employees of the FCS Companies and attributable to the 1997 calendar year, together with an amount equal to the employer portion of tax and withholding liabilities, provided, however, that the total amount of such employee bonus liability shall not exceed $40,000 (the "Pre-Effective Time Employee Bonus Amount.") Within ninety (90) days after December 31, 1997, Buyer shall provide to Sellers' Representative a billing statement stating the Pre-Effective Time Employee Bonus Amount, to which statement Buyer shall attach a list of the employees who have earned such a bonus payment and the amount of such bonus payment for each employee. Within 30 days from the date of such billing statement, Sellers' Representative shall remit in cash to Buyer the full amount of the Pre-Effective Time Employee Bonus Amount due to Buyer pursuant to this
     Section 2.15(a).

          (b) The Controlling Sellers shall be liable for a portion of the Bonus Commissions to be paid to the brokers receiving Bonus Commissions from the FCS Companies ("FCS Brokers") for the 1997 calendar year (the total of such Bonus Commissions for the 1997 calendar year shall be referred to as the "Total 1997 Bonus Commissions"), such portion ("Pre-Effective Time Broker Bonus Amount") to be calculated according to the following formula:

                           The sum of a and b, divided by c, multiplied by (d),
                  where "a" is:

     an amount equal to the brokerage commissions collected during calendar year 1997 by the FCS Companies before the Effective Time, net of Base Commissions paid to "in-house" brokers;

                  where "b" is:

     an amount equal to the portion of the FCS Closing Receivables collected by Buyer in 1997 that is attributable to brokerage commissions, net of Base Commissions paid to "in-house" brokers;

                  where "c" is:

     an amount equal to the total brokerage commissions collected by the FCS Companies during the 1997 calendar year (including the FCS Companies as an IFG Control Affiliate), net of Base Commissions to "in-house" brokers;

                  and where "d" is:

     a number representing the Total 1997 Bonus Commissions.

     Within thirty (30) days after December 31, 1997, Buyer and/or the FCS Companies shall provide to the Sellers' Representative a billing statement showing (i) the amount of Bonus Commissions to be paid to FCS Brokers; (ii) the basis for calculation of such Bonus Commissions; and (iii) the Pre-Effective Time Broker Bonus Amount. Sellers' Representative shall remit in cash to Buyer within thirty days from the date of the billing statement the full amount of the Pre-Effective Time Broker Bonus Amount owed pursuant to this Section 2.15(b).

         2.16     Payments  Related to Software

          Prior to the Closing Date, the Controlling Sellers will deliver to Buyer a list setting out the following information concerning the software used by the FCS Companies in the operation of their business: (i) the name of the software; (ii) the number of users of each such software; (iii) whether the software is used in connection with a server. As soon as practicable but in no event later than fifteen days (15) days after the Closing Date, the Controlling Sellers shall provide to Buyer evidence of the licensing agreements or other arrangements granting to the FCS
     Companies the right to use such software. To the extent that the Controlling Sellers are unable to provide evidence of the right to use such software for the number of FCS Companies' users of such software, the Controlling Sellers shall be liable for an amount equal to the amount required to provide the appropriate licensing and other arrangements for use of such software or its functional equivalent. The Controlling

     Sellers will pay in cash to Buyer, within 30 days from the date of the billing statement from Buyer, all amounts owed to Buyer with respect to software licenses pursuant to this Section 2.16, such amounts to be refunded to Controlling Sellers in the event that Buyer does not use such amounts for licenses or other arrangements for such software or its functional equivalent.

         2.17     Certain Employment Matters

         (a)      Categorization of the FCS Companies Employees

          Buyer will provide written notice, no later than March 24, 1997 (the "Employee Designation Date") to Sellers, of the names of employees and independent contractors of the FCS Companies that Buyer intends to (subject at all times to employment at will in the absence of a written agreement effective at or after the Closing Date between such person and the FCS Companies (or a Related Party designee of Buyer)) engage as employees or independent contractors of IFG for the purpose of continuing the business of the FCS Companies (or a Related Party designee of Buyer) after the Closing Date (the "Designated Employees"). The notice of Designated Employees will categorize the Designated Employees into two divisions: (x) Transition Employees (employees that Buyer intends will have a short employment duration not intended to exceed 180 days) (the "Transition Employees"); and (y) Non-Transition Employees (employees that Buyer presently intends, but without obligation, to employ for longer than a transition period) ("Non-Transition Employees"). The FCS Companies shall deliver to Buyer no later than March 28, 1997 a Certificate stating the employment commencement date with the FCS Companies of all the Designated Employees.

         (b)  Non-Designated Employees

          The Buyer shall immediately after the Effective Time cause the FCS Companies to cease the employment of, and Sellers shall pay and discharge any and all employment- related liabilities, benefits and costs, including, without limitation, wages, benefits, insurance, pension, profit-sharing, any Plan benefits, accrued vacation (but only to the extent that, when combined with any such accrued vacation liability to the Designated Employees, such amount exceeds the amount subtracted from the Deferred Cash Amount pursuant to Section 2.2 hereof), sick leave of the FCS Companies for, any employees or independent contractors of the FCS Companies who are not Designated Employees ("Non-Designated Employees") accruing or related to the period prior to the Effective Time. Sellers will pay and indemnify and reimburse the FCS Companies for any and all claims for wages, benefits, insurance, pension, profit-sharing, any Plan benefits, accrued vacation (but only to the extent that, when combined with any such accrued vacation liability to the Designated Employees, such amount exceeds the amount subtracted from the Deferred Cash Amount pursuant to Section 2.2 hereof) or sick leave for all such Non-Designated Employees accruing or related to the period prior to the Effective Time. (c) Designated Employees

          Sellers shall be solely responsible for (and shall reimburse Buyer for any claims paid or incurred by IFG or any Related Person thereof, Buyer or the FCS Companies in connection with) all the costs of Designated Employees' wages, withholding taxes, accrued sick leave, accrued vacation (but only to the extent that, when combined with any such accrued vacation liability to the Non-Designated Employees, such amount exceeds the amount subtracted from the Deferred Cash Amount pursuant to Section 2.2 hereof) , pension, any Plan benefits, and health insurance costs, accruing or related to the period prior to the Effective Time, as if all such Designated Employees had their employment irrevocably terminated by the FCS Companies immediately prior to the Effective Time, regardless of any actual date of vesting or payment. All additional costs of such Designated Employees' wages, withholding taxes, accrued sick leave, accrued vacation, pension, and health insurance costs, accruing or related exclusively to the additional incremental period after the Effective Time shall remain the liability and obligation of the FCS Companies as an IFG Control Affiliate. Neither Buyer, IFG nor any Related Person thereof shall have any obligation to provide any vacation, health, insurance, pension, insurance or other welfare benefits to Transition Employees.

         (d)  Post-Closing Benefits for Non-Transition Employees Generally

          IFG shall provide to Non-Transition Employees employee benefit plans that are generally comparable to those provided to other persons employed by IFG of generally similar levels of responsibility, compensation, seniority and performance. For purposes of their right to vacation time and sick leave, and participation in, but not vesting with respect to, any IFG pension plan after the Effective Time as employees of IFG, the Designated Employees shall receive full credit for their employment tenure with the FCS Companies, subject, however, to the limitation that no employee of FCS who becomes an employee of IFG may accrue vacation beyond periods permitted in accordance with the standard policies of IFG and further subject to the limitation that no employee shall receive or be credited with employer matching contributions to any pension plan with respect to any commission compensation.

         (e)      Certain Severance Payments

          Notwithstanding any other provision of this Agreement,  including this
     Section 2.17, to the contrary, with respect to Non-Designated Employees and Transition Employees who immediately prior to the Effective Time would have had a right, if involuntarily terminated, to receive severance payments from the FCS Companies, the costs to satisfy and discharge such severance obligations arising from the involuntary termination and/or negotiated termination of employment of any Non-Designated Employee or Transition Employee occurring on a date between the Effective Time and 180 days thereafter shall be borne and allocated between the Sellers on the one hand and Buyer and the FCS Companies on the other as follows:

          (1) the first $60,000 of such costs (including retention bonuses paid by the FCS Companies or Buyer after the Effective Time) shall be borne and allocated equally between the Sellers on the one hand and the Buyer on the other hand;

          (2) the excess over $60,000 shall be borne and allocated exclusively to the Sellers.

          (f) Nothing in this Section 2.17 shall create any rights for any employees of the FCS Companies, IFG or any Related Person thereof, and no employees of the FCS Companies shall be entitled to rely upon this Agreement for any purpose whatsoever. 3. REPRESENTATIONS AND WARRANTIES OF CONTROLLING SELLERS

         Controlling Sellers represent and warrant to Buyer and IFG as follows:

         3.1      Organization and Good Standing

          (a) Exhibit 3.1(a) hereto contains a complete and accurate list for each of the FCS Companies of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares of FCSC-Stock, CII-Stock and FCSI- Stock held by each). Each of the FCS Companies is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the FCS Companies is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (b) Sellers have delivered to Buyer copies of the Organizational Documents of each of the FCS Companies, as currently in effect.

         3.2      Authority; No Conflict

          (a)  This  Agreement   constitutes  the  legal,   valid,  and  binding
     obligation of Sellers and the FCS Companies, enforceable against Sellers and the FCS Companies in accordance with its terms. Upon the execution and delivery by applicable Sellers of the Employment Agreements, (collectively, the "Sellers' Closing Documents") to which each is a party, the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers and the FCS Companies have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the

     Sellers' Closing Documents and to perform their respective obligations under this Agreement and the Sellers' Closing Documents.

          (b)  Except  as set  forth in  Exhibit 3.2(b)-1  hereto,  neither  the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the FCS Companies or (B) any resolution adopted by the board of directors or the stockholders of the FCS Companies currently in effect;

          (ii) contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which any of the FCS Companies or Sellers, or any of the assets owned or used by any of the FCS Companies or Sellers, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, any Governmental Authorization that is held by the FCS Companies or that otherwise relates to the business of, or any of the assets owned or used by, the FCS Companies;

          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract or any Contract (including without limitation any loan documents) to which any of the FCS Companies or any Seller is a party or, to the Knowledge of any of the Sellers, to which any of their property is subject; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the FCS Companies.

     Except as set forth Exhibit 3.2(b)-2 hereof, none of the Sellers nor any of the FCS Companies is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3      Capitalization

          Exhibit 3.1(a) hereto contains a complete and accurate list showing, for each of the FCS Companies with respect to the authorized equity securities of each, the number of shares of common stock, the par value per share, the number of shares issued and outstanding, and the shareholders of record. Sellers are and will be on the Closing Date the record and beneficial owners and holders of all of the capital stock of the FCS Companies, free and clear of all Encumbrances. The stock certificates listed on Exhibit 3.1(a) represent all of the outstanding shares of the capital stock of the FCS Companies. All of the outstanding equity securities of the FCS Companies have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the FCS Companies. None of the outstanding equity securities or other securities of the FCS Companies was issued in violation of the Securities Act or any other Legal Requirement. Except for the equity securities of Oncor International held by FCSI, the FCS Companies do not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         3.4      Financial Statements

          Sellers and the FCS Companies have delivered to Buyer: (a) unaudited balance sheets of each of the FCS Companies as at December 31 in each of the years 1991 through 1995, and the related unaudited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) a balance sheet of each of the FCS Companies as at December 31, 1996 (the "1996 Balance Sheets") and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the compilation report thereon of KPMG Peat Marwick, independent certified public accountants ("KPMG") (together with the 1996 Balance Sheets, the "1996 Financial Statements"). Such financial statements and notes fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of each of the FCS Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as expressly disclosed in the notes to such financial statements.

         3.5      Books and Records

          The books of account, minute books, stock record books, and other records of the FCS Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the FCS Companies contain in all material respects accurate records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the FCS Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the FCS Companies.

         3.6      Title to Properties; Encumbrances

          Exhibit 3.6 hereof contains a complete and accurate list of all real property leaseholds, or other interests therein owned by the FCS Companies. None of the FCS Companies owns any fee simple interest in real estate or any options to acquire the same. Sellers and/or the FCS Companies have delivered or made available to Buyer copies of the leases and other instruments (as recorded) by which the FCS Companies hold real property interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the FCS Companies and relating to such property or interests. The FCS Companies hold good title subject only to the matters permitted by the following sentence, in all of the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that presently are used in the operation of the business of the FCS Companies, including all of the properties and assets reflected in the 1996 Balance Sheets (except for personal property disposed of since the date of the 1996 Balance Sheets in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the FCS Companies since the date of the 1996 Balance Sheets (except for personal property acquired and sold since the date of the 1996 Balance Sheets in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the 1996 Balance Sheets are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the 1996 Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the 1996 Balance Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
     (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the FCS Companies, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

         3.7      Ownership of Assets; Condition and Sufficiency of Assets

          (a) Owned Assets. Except as described on Exhibit 3.17(a)(iv), the FCS Companies own and have good title, without Encumbrance, to all of the assets currently used in conjunction with the operation of the FCS Companies' business, which assets are described on Exhibit 3.7(a) and are reflected in the 1996 Balance Sheets of the FCS Companies (the "Owned
     Assets"), except for dispositions of assets in the Ordinary Course of Business since December 31, 1996.

          (b) Condition and Sufficiency of Assets. To the Knowledge of any of the Sellers, the buildings, structures, and equipment used by the FCS Companies are structurally sound and in good operating condition and repair, and are adequate for the uses to which they are being put, and, to the Knowledge of any of the Sellers, none of such buildings, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         3.8      Accounts Receivable

          (a) All accounts receivable of the FCS Companies that are reflected on the 1996 Balance Sheets or on the accounting records of the FCS Companies as of the Closing Date, to the Knowledge of any of the Sellers, represent, as of the respective dates thereof, valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of any of the Sellers, except as reflected in the 1996 Financial Statements, there is no contest, claim, or right of set-off, under any Contract with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

          (b) The FCS  Closing  Receivables,  other  than (i)  those  listed  on
     Exhibit 1 and (ii) those derived from certain Applicable Contracts for Investment Sales described in the definition of FCS Closing Receivables in
     Section 1 hereof, will be as of the Effective Time properly classified under GAAP as accounts receivable of the FCS Companies.

          (c) Sellers shall deliver at Closing Closing Exhibit 3.8(c), containing a complete and accurate list, in form and substance satisfactory to Buyer, of the accounts receivable as of a date no earlier than two business days prior to the Closing Date.

         3.9      Accounts Payable

          All accounts payable of the FCS Companies that are reflected on the 1996 Balance Sheets or on the accounting records of the FCS Companies as of the Closing Date, to the Knowledge of any of the Sellers, represent, as of the respective dates thereof, valid obligations of the FCS Companies arising in the Ordinary Course of Business. To the Knowledge of any of the Sellers, (i) Exhibit 3.9-1 contains a complete and accurate list of all accounts payable of the FCS Companies as of the date of the 1996 Balance Sheets; and (ii) Exhibit 3.9-2 contains a complete and accurate list of all accounts payable as of March 10, 1997 of which any of the Sellers has Knowledge. Sellers shall deliver at Closing Closing Exhibit 3.9-3, containing a complete and accurate list, in form and substance satisfactory to the Buyer, of accounts payable as of a date no earlier than two business days prior to the Closing Date.

         3.10     No Undisclosed Liabilities

          Except as set forth in Exhibit 3.10 hereof, the FCS Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the 1996 Balance Sheets, without regard to the Notes thereto, and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.11     Taxes

          (a) The FCS Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements or pursuant to any FCS Services Agreement. Sellers have made available to Buyer copies of all such Tax Returns filed since 1990. The FCS Companies have paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the FCS Companies, except such taxes, if any, as are listed in Exhibit 3.11(a) hereof and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the 1996 Balance Sheets. Each of the FCS Companies has been at all times an S Corporation for federal income tax purposes (as defined in Section 1361(a)(1) of the IRC). None of the FCS Companies will incur any tax liability under Section 1374 of the IRC as a result of the consummation of this Agreement and the Contemplated Transactions. None of the FCS Companies has experienced a termination, as defined in Section 1362(d) of the IRC, of its S Corporation status. None of the FCS Companies have filed or been subject to a Legal Requirement to file any Tax Returns with any Governmental Bodies outside the United States of America.

          (b) The United States federal and state income Tax Returns of the FCS Companies subject to such taxes have been audited by the IRS or relevant state tax authorities or the applicable statute of limitations for the assessment of taxes has closed. Exhibit 3.11(b) hereof contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Exhibit 3.11(b), are being contested in good faith by appropriate proceedings. Exhibit 3.11(b) hereof describes all adjustments to the United States federal income Tax Returns filed by the FCS Companies or any group of corporations including the FCS Companies for all taxable years since 1985, and the resulting deficiencies proposed by the IRS. Except as described in Exhibit 3.11(b) hereof, no Seller nor any of the FCS Companies has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the FCS Companies or for which the FCS Companies may be liable.

          (c) The charges, accruals, and reserves with respect to taxes on the respective books of the FCS Companies are adequate (determined in accordance with GAAP). There exists no proposed tax assessment against the FCS Companies except as disclosed in the 1996 Balance Sheets or in Exhibit 3.11(c) hereof. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the FCS Companies. All taxes that the FCS Companies are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          (d) All Tax Returns filed by (or that include on a consolidated basis) the FCS Companies are true, correct, and complete. There is no tax sharing agreement that will require any payment by the FCS Companies after the date of this Agreement. During the consistency period (as defined in
     Section 338(h)(4) of the IRC with respect to the sale of the Stock to Buyer), neither the FCS Companies nor any or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Stock to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer.

         3.12     No Material Adverse Change

          Since the date of the 1996 Balance Sheet, there has not been any material adverse change in the business, client relations, operations, properties, prospects, assets, or condition of the FCS Companies, and no event has occurred or circumstance exists that could reasonably be expected to result in such a material adverse change that has specific application to the FCS Companies (other than general economic or industry conditions).

         3.13     Employees and Employee Benefit Plans

          (a) Exhibit 3.13(a) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of any of the FCS Companies, whether legally binding or not, which affects one or more of its employees, including all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans").

          (b) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, the FCS Companies delivered to the Buyer correct and complete copies of the plan documents, plan amendments, and summary plan descriptions, the determination letters received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and funding agreements which implement each such Plan.

          (c) None of the FCS Companies have any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such Plan; (ii) to modify or change any such Plan; or (iii) to maintain for any period of time any such Plan.

          (d) None of the FCS Companies nor any Plan nor any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the IRC for which there is no statutory exemption in Section 408 of ERISA or Section 4975 of the IRC; all filings, reports and descriptions as to such Plans (including Form 5500 Annual Reports, Summary Plan Descriptions, and Summary Annual Reports) required to have been made or distributed to participants, the IRS, the United States Department of Labor and other governmental agencies have been made in a timely manner or will be made on or prior to the Closing Date; there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such Plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such Plans; such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the IRC and Treasury Regulations promulgated thereunder; and each Plan which is intended to be a qualified plan under Section 401(a) of the IRC has received, within the last three years, a favorable determination letter from the IRS.

          (e) The FCS Companies have performed all of their respective obligations under all Plans. The FCS Companies, with respect to all Plans, are, and each Plan, is in compliance, in all material respects, with ERISA, the IRC, and other applicable Laws, and with any applicable collective bargaining agreement.

          (f) The consummation of the Contemplated Transactions will not, except as otherwise provided in Section 2.8 and Section 2.17 hereof, (i) result in the payment or series of payments by any of the FCS Companies to any employee or other Person of an "excess parachute payment" within the meaning of Section 280G of the IRC, and (ii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation, severance bonus or other employee benefits under any Plan (including vacation and sick pay).

          (g) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a "group health plan" as defined in IRC Section 4980B(g) and ERISA Section 607.

          (h) None of the FCS Companies or any entity which would be treated as a single employer with the FCS Companies under IRC Section 414 ("ERISA Affiliate") has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and the FCS Companies have not incurred and do not owe any liability as a result of any partial or complete withdrawal by any employer from such a multiemployer plan as described under Sections 4201, 4203, or 4205 of ERISA.

          (i) None of the FCS Companies or any ERISA Affiliate maintains or contributes or ever has maintained or contributed to any Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 412 of the IRC.

          (j) Each Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan other than any contribution, vesting or acceleration for which Sellers shall have sole responsibility.

          3.14 Compliance With Legal Requirements; Governmental Authorizations

                  (a)      Except as set forth in Exhibit 3.14(a) hereof:

          (i) Each of the FCS Companies is, and at all times has been, in full material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) constitutes or could reasonably be expected to result in a violation by the FCS Companies of, or a failure on the part of the FCS Companies to comply with, any Legal Requirement, except for any one or more violations or failures which singularly or in the aggregate do not have or could not reasonably be expected to have a Material Adverse Effect or (B) may give rise to any obligation on the part of the FCS Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) none of the FCS Companies has received at any time since January 1, 1993 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of, or failure to materially comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any of the FCS Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Exhibit 3.14(b) hereof contains a complete and accurate list of each Governmental Authorization that is held by the FCS Companies or, to the extent necessary to enable the FCS Companies to operate their businesses in the manner presently conducted, by any of the Sellers. Each Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof is valid and in full force and effect. Except as set forth in Exhibit 3.14(b) hereof:

          (i) Each of the FCS Companies is, and at all times since January 1, 1993 has been, in full material compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Exhibit 3.14(b) hereof;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) constitutes or could reasonably be expected to result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof, except for any one or more violations or failures which singularly or in the aggregate did not or will not have a Material Adverse Effect, or (B) could reasonably be expected to result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Exhibit 3.14(b) hereof;

          (iii) none of the FCS Companies has received, at any time since January 1, 1993, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or
     (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Exhibit 3.14(b) hereof have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     The   Governmental   Authorizations   listed  in  Exhibit   3.14(b)  hereof
     collectively constitute all of the Governmental Authorizations necessary to permit the FCS

     Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the FCS Companies to own and use their assets in the manner in which they currently own and use such assets.

         3.15     Legal Proceedings; Orders

          (a) Exhibit 3.15(a) hereof sets forth all pending Proceedings: (i) that have been commenced by or against the FCS Companies; or (ii) that have been commenced by or against any Sellers that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the FCS Companies; or (iii) to the Knowledge of Sellers, that otherwise relate to or could reasonably be expected to affect the business of, or any of the assets owned or used by, the FCS Companies; or
     (iv) to the Knowledge of Sellers, that challenges, or that could reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     Exhibit 3.15(a) describes for each such Proceeding, to the Knowledge of Sellers, the following information: (i) the style of the Proceeding, including the identification of all parties to such Proceeding, of the court or body claiming jurisdiction of such Proceeding, and of the number assigned to such Proceeding by such court or body; (ii) a summary of the issues/matters which are the subject of the Proceeding; (iii) the amount of damages or claims asserted by any party; (iv) the identification and telephone numbers of any attorneys of record respecting such Proceeding; and (v) a statement of the availability of insurance to cover any judgments and expenses incurred in connection therewith and any declared objection or reservation to such coverage.

          No such Proceeding has been Threatened, and, to the Knowledge of any of the Sellers, except as set out on Exhibit 3.15(a), no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Sellers and the FCS Companies have made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
     Exhibit 3.15(a) hereof. The Proceedings listed in Exhibit 3.15(a) hereof will not have a Material Adverse Effect.

                  (b) Except as set forth in Exhibit 3.15(b) hereof:

          (i) there is no Order to which any of the FCS Companies, or any of the assets owned or used by the FCS Companies, is subject;

          (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the FCS Companies; and

          (iii) no officer, director, agent, or employee of the FCS Companies is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the FCS Companies.

          (c) Except as set forth in Exhibit 3.15(c) hereof:

          (i) each of the FCS Companies is, and at all times since January 1, 1993 has been, in full material compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that constitutes or could reasonably be expected to result in (with or without notice or lapse of time) a material violation of or failure to materially comply with any term or requirement of any Order to which any of the FCS Companies, or any of the assets owned or used by the FCS Companies, is subject; and

          (iii) none of the Sellers nor any of the FCS Companies has received, at any time since January 1, 1993 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any of the FCS Companies, or any of the assets owned or used by any the FCS Companies, is or has been subject.

         3.16     Absence of Certain Changes and Events

          Except as set forth in Exhibit 3.16 hereof, since the date of the 1996 Financial Statements, the FCS Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in the FCS Companies' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the FCS Companies; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the FCS Companies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of the FCS Companies;

          (c) increase by the FCS Companies of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the FCS Companies;

          (e) damage to or destruction or loss of any material asset or property of the FCS Companies, whether or not covered by insurance, which has resulted in a Material Adverse Effect;

          (f) entry (other than in the Ordinary Course of Business) into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any FCS Services Agreement or any other Contract or transaction, the termination of which could reasonably be expected to have a Material Adverse Effect;

          (g) sale, lease, or other disposition of any material asset or property of the FCS Companies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the FCS Companies, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the FCS Companies in excess of $5,000;

          (i) material change in the accounting methods used by the FCS Companies; or

          (j) agreement, whether oral or written, by any of FCS Companies or Sellers to do any of the foregoing.

         3.17     Contracts; No Defaults

          (a) Exhibit 3.17(a)(i) through Exhibit 3.17(a)(xv) hereof set forth reasonably complete details concerning the Contracts described in this
     Section 3.17(a), including the parties to the Contracts, the dollar amount of the remaining commitment to or of the FCS Companies under the Contracts, the duration, a summarized description of any services to be provided by or to any of the FCS Companies, and the FCS Companies' office where details relating to the Contracts are located. The Sellers and the FCS Companies have delivered or made available to Buyer true and complete copies of each of the Applicable Contracts or other documents listed in Exhibits 3.17(a)(i) through 3.17(a)(xv):

          (i) Each FCS Services Agreement is described and listed on Exhibit 3.17(a)(i);

          (ii) Each Applicable Contract that involves performance of services or delivery of goods or materials to the FCS Companies is described and listed on Exhibit 3.17(a)(ii);

          (iii) Each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the FCS Companies is described and listed on Exhibit 3.17(a)(iii);

          (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property is described and listed on
     Exhibit 3.17(a)(iv);

          (v) Each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets is to be described and listed on Closing
     Exhibit 3.17(a)(v);

          (vi) Each employment agreement to which an FCS Company is a party and any other Applicable Contract relating to the provision of services, and compensation therefor, by any employee, agent, director, independent contractor, or consultant of any of the FCS Companies is described and listed on Exhibit 3.17(a)(vi); any collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees is described and listed on Exhibit 3.17(a)(vi);

          (vii) Each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the FCS Companies with any other Person is described and listed on Exhibit 3.17(a)(vii);

          (viii) Each Applicable Contract containing covenants that in any way purport to restrict the business activity of the FCS Companies or any Affiliate of the FCS Companies or limit the freedom of the FCS Companies or any Affiliate of the FCS Companies to engage in any line of business or to compete with any Person is described and listed on Exhibit 3.17(a)(viii);

          (ix) Each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits in excess of $10,000, other than direct payments for goods is described and listed on Exhibit 3.17(a)(ix);

          (x) Each power of attorney that is currently effective and outstanding is described and listed on Exhibit 3.17(a)(x);

          (xi) Each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the FCS Companies to be responsible for consequential damages, is described and listed on Exhibit 3.17(a)(xi);

          (xii) Each Applicable Contract for capital expenditures in excess of $2,500 is described and listed on Exhibit 3.17(a)(xii);

          (xiii) Each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the FCS Companies other than in the Ordinary Course of Business is described and listed on Exhibit 3.17(a)(xiii);

          (xiv) Each Applicable Contract evidencing the obligation of any of the FCS Companies to repay borrowed money, including any obligations as the maker or guarantor of a promissory note is described and listed on Exhibit 3.17(a)(xiv);

          (xv) Each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing Contracts is described and listed on Exhibit 3.17(a)(xv).

          (b) Except as set forth in Exhibit 3.17(b) hereof:

          (i) no Seller has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the FCS Companies; and

          (ii) no officer, director, agent, employee, consultant, or contractor of the FCS Companies is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the FCS Companies, or (B) assign to the FCS Companies or to any other Person any rights to any invention, improvement, or discovery.

          (c) Except as set forth in Exhibit 3.17(c) hereof, each Contract identified or required to be identified in Exhibit 3.17(a)(i) through
     Exhibit 3.17(a)(xv) hereof is in full force and effect and is valid and enforceable in accordance with its terms.

          (d) Except as set forth in Exhibit 3.17(d) hereof:

          (i) the FCS Companies are, and at all times since January 1, 1993 have been, in full compliance with all applicable terms and requirements of each Contract under which the FCS Companies have or had any obligation or liability or by which the FCS Companies or any of the assets owned or used by the FCS Companies are or were bound, except for any non-compliance which did not have or will not have a Material Adverse Effect;

          (ii) to the Knowledge of any of the Sellers or any of the FCS Companies, each other Person that has or had any obligation or liability under any Contract under which the FCS Companies have or had any rights is, and at all times since January 1, 1996 has been, in full compliance with all applicable terms and requirements of such Contract, except for any non-compliance which did not have or will not have a Material Adverse Effect;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with, or could reasonably be expected to result in a violation or breach of, or give the FCS Companies or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the FCS Companies have not given to or received from any other Person, at any time since January 1, 1993, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Contract.

          (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the FCS Companies under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

         3.18     Insurance

          (a) Sellers and the FCS Companies have delivered to Buyer, and provided a reasonable summarized description thereof on Exhibit 3.18(a) hereof:

          (i) true and complete copies of all policies of insurance to which the FCS Companies are a party or under which the FCS Companies, or any director of the FCS Companies, in such director's capacity as a director, are or were covered at or after January 31, 1997;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the FCS Companies' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          (b) Exhibit 3.18(b) hereof describes:

          (i) any self-insurance arrangement by or affecting the FCS Companies, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, entered into for the purpose of transferring or sharing of any risk by the FCS Companies; and

          (iii) all obligations of the FCS Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (c) Exhibit 3.18(c) hereof sets forth, for the period beginning January 1, 1996:

          (i) a summary of the loss experience under each such policy;

          (ii) a statement describing each claim or series of claims under any single insurance policy for amounts in excess of $5,000, which sets forth:

          (A) the name of the claimant;

          (B) a description of the policy by insurer, type of insurance, and period of coverage; and

          (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

          (d) Except as set forth on Exhibit 3.18(d) hereof:

          (i) All such policies to which the FCS Companies are a party or that provide coverage to any Seller, the FCS Companies, or any director or officer of the FCS Companies:

          (A) are valid, outstanding, and enforceable;

          (B) are issued by an insurer that is, to the Knowledge of Sellers, financially sound and reputable;

          (C) taken together, provide adequate insurance coverage for the assets and the operations of the FCS Companies for all risks normally insured against by a Person carrying on the same business or businesses as the FCS Companies;

          (D) are sufficient for compliance with all Legal Requirements and Contracts to which the FCS Companies are a party or by which any of them is bound;

          (E) are not cancelable by the insurer as a result of the consummation of the Contemplated Transactions; and

          (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the FCS Companies.

          (ii) No Seller (with respect to the FCS Companies) nor any of the FCS Companies has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) Each of the FCS Companies has paid all premiums due, and has otherwise performed all of its respective obligations, under each policy to which any of the FCS Companies is a party or that provides coverage to the FCS Companies or any director thereof.

          (iv) The FCS Companies have given notice to the insurer of all claims that may be insured thereby.

         3.19     Environmental Matters

          Except as set forth in Exhibit 3.19, hereof, to the Knowledge of any of the Sellers:

          (a) The FCS Companies are, and at all times have been, in material compliance with, and have not been and are not in violation of or liable under, any Environmental Law. No Seller nor any of the FCS Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any property, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any
     Environmental, Health, and Safety Liabilities with respect to any properties or assets (whether real, personal, or mixed) in which Sellers or the FCS Companies have or had an interest (singularly, a "Property Interest and, collectively, the "Property Interests"), or with respect to any
     Property Interests at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the FCS Companies, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any Property Interests.

          (c) No Seller nor any of the FCS Companies has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Property Interests, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the FCS Companies, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) No Seller nor any of the FCS Companies, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Property Interests, or at any property geologically or hydrologically adjoining any such property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at any Property Interests, or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of such properties or such adjoining property, or incorporated into any structure therein or thereon. No Seller, none of the FCS Companies, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Property Interests except in full compliance with all applicable Environmental Laws.

          (f) There has been no Release or Threat of Release of any Hazardous Materials at or from any Property Interests, or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Property Interests, or any geologically or hydrologically adjoining property, whether by Sellers, the FCS Companies, or any other Person.

          (g) Sellers and the FCS Companies have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the FCS Companies pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Property Interests, or concerning compliance by Sellers, the FCS Companies, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20     Employees

          (a) Exhibit 3.20(a) hereof contains a complete and accurate list of the following information for each employee or director of each of the FCS Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan of any of the FCS Companies.

          (b) No employee or director of any of the FCS Companies is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights
     Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the FCS Companies, or (ii) the ability of the FCS Companies to conduct its business, including any Proprietary Rights Agreement with Sellers or any of the FCS Companies by any such employee or director. No Seller nor any of the FCS Companies has obtained Knowledge that any director, officer, or other key employee of the FCS Companies intends to terminate his or her employment with any of the FCS Companies.

          (c) Exhibit 3.20(c) hereof also contains a complete and accurate list of the following information for each retired employee or director of the FCS Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.21     Labor Relations; Compliance

          Since January 1, 1993, except as disclosed in Exhibit 3.17(a)(vi), hereto, none of the FCS Companies has been and none is now a party to any collective bargaining or other labor Contract. Since January 1, 1993, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the FCS
     Companies relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the FCS Companies or their premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of any of the Sellers, no event has occurred or circumstance exists that could reasonably be expected to provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any of the FCS Companies, and no such action is contemplated by any of the FCS Companies. Each of the FCS Companies has complied in all material respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The FCS Companies are not liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22     Intellectual Property

          (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

          (i) the names "Frain, Camins & Swartchild," "FC&S Management Company, Inc." and "Construction Interiors, Inc.," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

          (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the FCS Companies as licensee or licensor.

          (b) Agreements-- to the Knowledge of Sellers, Exhibit 3.22(b) hereof contains a complete and accurate list and summary description, including any royalties paid or received by the FCS Companies, of all Contracts relating to the Intellectual Property Assets to which the FCS Companies are a party or by which the FCS Companies are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,500 under which any of the FCS Companies is the licensee. There are no outstanding and, to the Knowledge of any of the Sellers, no Threatened disputes or disagreements with respect to any such agreement.

                  (c)      Know-How Necessary for the Business

          (i) To the Knowledge of Sellers, the Intellectual Property Assets are all those necessary for the operation of the FCS Companies' businesses as they are currently conducted. To the Knowledge of the Sellers, each of the FCS Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets applicable to its business, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Except as set forth in Exhibit 3.22(c) hereof, no employee of the FCS Companies has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning the employee's work to anyone other than the FCS Companies.

          (d) Trademarks and Copyrights--To the Knowledge of Sellers:

          (i) Exhibit 3.22(d) hereof contains a complete and accurate list and summary description of all Copyrights and Marks of any of the FCS Companies.

          (ii) None of the subject matter of any of the Copyrights or Marks infringes or is alleged to infringe any copyright protected Mark of any third party or is a derivative work based on the work of a third party.

          (e) Trade Secrets

          The FCS Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets, if any.

         3.23     Certain Payments

     Since January 1, 1993, neither the FCS Companies nor any director, officer, agent, or employee of the FCS Companies, or any other Person acting for or on behalf of the FCS Companies, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the FCS Companies or any Affiliate of an the FCS Companies, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the FCS Companies.

         3.24     FCS Services Agreements.

     The FCS Services Agreements in effect are listed on Exhibit 3.17(a)(i) hereof. All such listed FCS Services Agreements are in full force and effect and are valid and enforceable according to their terms except as such enforcement may be limited by applicable insolvency laws or laws affecting creditors' rights generally. Except as set forth on Exhibit 3.24, there is no default in existence in regard to any listed FCS Services Agreements or event of default or event, occurrence, condition or act which, with the giving of notice or the lapse of time, would become a default or event of default thereunder. Such listed FCS Services Agreements contain all the terms of agreement between the FCS Companies and such owner respecting the parties' mutual rights and obligations related to the Commercial Property Services of the FCS Companies.

     None of the Sellers nor any of the FCS Companies has received notice or otherwise has Knowledge of any communication that any party (other than the FCS Companies) to an FCS Services Agreement is considering terminating such agreement, including any termination either prior to the expiration of their stated term or as a result of effectuation of the Contemplated Transactions, or failure to renew an FCS Services Agreement.

         3.25     Disclosure

     No representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         3.26     Relations with Related Persons

     Except as set forth in Exhibit 3.26 hereof, no Seller or any Related Person of any Sellers or any of the FCS Companies is a party to any Contract with, or has any claim or right against, any of the FCS Companies.

         3.27     Brokers or Finders

     Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         4.1      Organization and Good Standing

          Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2      Authority; No Conflict

          (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements and Buyer's Closing Certificate (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

          (b) Except as set forth in Exhibit 4.2 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer or IFG or (B) any resolution adopted by the board of directors or the stockholders of Buyer or IFG;

          (ii) contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which Buyer or IFG, or any of the assets owned or used by either Buyer or IFG, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, any Governmental Authorization that is held by either Buyer or IFG or that otherwise relates to the business of, or any of the assets owned or used by, either Buyer or IFG;

          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract (including without limitation any loan documents) to which Buyer or IFG is a party or, to the Knowledge of IFG or Buyer, to which any of their property is subject; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by either Buyer or IFG.

     Except as set forth Exhibit 4.2 hereof, neither Buyer or IFG is or will be required to give any notice to or obtain any Consent from any Person, including without limitation, any owner or mortgage/lien holder in connection with the execution, delivery or performance of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3      Investment Intent

          Buyer is acquiring the Stock for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same. Buyer or IFG is an Accredited Investor (as that term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act), and acknowledges that the Stock is being sold pursuant to a private offering exemption under Section 4(2) of the Securities Act and is not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction and that such Stock must be held indefinitely unless it is subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder.

         4.4      Certain Proceedings

          There is no pending or Threatened Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         4.5      Brokers or Finders

          Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         4.6      IFG Financial Statements

          The financial statements and any accompanying notes contained in the annual report of IFG filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1995 and in the quarterly reports on Form 10-Q filed with the Securities and Exchange Commission after the filing of the annual report fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of IFG and its subsidiaries on a consolidated basis as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, in all material respects.

         4.7      Tax

          Buyer is a member of an affiliated group of corporations as defined in
     Section 1504 of the IRC of which IFG is the common parent and which files a consolidated federal income tax return.

5.       COVENANTS OF SELLERS AND THE FCS COMPANIES PRIOR TO CLOSING
         DATE

         5.1      Required Approvals

          As promptly as practicable after the date of this Agreement, Sellers and the FCS Companies will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers and the FCS Companies will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Exhibit 4.2.

         5.2      Shareholder Approval

     Sellers and the FCS Companies shall as soon as practicable after the date of this Agreement take any necessary action, whether as a shareholder, officer, director or otherwise, to vote upon and approve this Agreement and the Contemplated Transactions.

         5.3      Current Information

     During the period from the date of this Agreement to the Closing Date, the Sellers and the FCS Companies shall cause one or more of their representatives to confer on a regular and frequent basis with representatives of Buyer to report on the general status of the FCS Companies' ongoing operations. Sellers and the FCS Companies shall promptly notify Buyer of any material change in the normal course of the business of the FCS Companies or in the operation of its properties of the FCS Companies and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Sellers or the FCS Companies, and will keep Buyer fully informed with respect to such events.

         5.4      [Intentionally Omitted]

         5.5      Operations Prior to Closing Date

     In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, the FCS Companies will, and the Controlling Sellers shall cause the FCS Companies to:

          (a) conduct the business of the FCS Companies only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current commercial property services organizations of the FCS Companies, keep available the services of the current officers, employees, and agents of the FCS Companies and maintain the relations and good will with owners and tenants of Properties, suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the FCS Companies.

During the period from the date hereof to and including the Closing Date, except as expressly contemplated hereby, without the prior written consent of Buyer, none of the FCS Companies will have:

          (a)  incurred  any  liability or  obligation  of any  material  nature
     (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

         (b) permitted any of its assets to be subjected to any Encumbrance;

          (c) sold, transferred or otherwise disposed of any assets except in the Ordinary Course of Business, provided, however, that Sellers may dispose of a certain automobile, a 1994 Honda Accord listed as an Owned Asset, so long as the FCS Companies shall have no liability in respect of such automobile or any lien related thereto as of the Closing Date, and such lien shall be released prior to the Closing Date;

          (d) made any capital expenditure or commitment therefor, except in the Ordinary Course of Business;

          (e) redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

         (f) borrowed money or made any loan to any Person;

          (g) written off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to any of the FCS Companies;

          (h) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee, affiliated brokers, or other employees;

         (i) cancelled or waived any claims or rights of substantial value;

          (j) made any change in any method of accounting or auditing practice;

          (k)  hired  any  additional  or   replacement   employees  or  engaged
     additional or replacement independent contractors;

          (l) entered into any modification of any Contracts except in the Ordinary Course of Business;

         (m) agreed, whether or not in writing, to do any of the foregoing;

          (n) caused the Sellers or the FCS Companies to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         5.6      Miscellaneous Agreements and Consents

     The Sellers and the FCS Companies shall use their Best Efforts to: (a) satisfy all the conditions precedent to their own and all other parties' obligations hereunder; (b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; and (c) remove any condition or state of facts pertaining to any of them or their respective subsidiaries, as applicable, that otherwise would make consummation of the transactions contemplated hereby a violation of applicable law or a breach of a Contract (including any FCS Services Agreement) to which any of the FCS Companies or any Seller is a party. The Sellers and the FCS Companies agree promptly to execute at the reasonable request of Buyer before, on or after the Closing Date any documents or materials reasonably necessary to effect the transactions contemplated by this Agreement, including, without limitation, information to auditors respecting the operations of the FCS Companies prior to the Closing Date, letters of authority on the Closing Date and signature cards and other materials evidencing the transfer of the bank accounts of the FCS Companies.

         5.7  Access and Investigation; Delivery

     Between the date of this Agreement and the Closing Date, Controlling Sellers and the FCS Companies shall:

          (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") full and free access to the FCS Companies' personnel, (and will use their Best Efforts to afford Buyer and Buyer's Advisors reasonable access to the Managed Properties) and to Applicable Contracts, books and records, and other documents and data;

          (b) shall promptly deliver to Buyer any Applicable Contracts, documents, financial statements, instruments and any other information which is created after the date of this Agreement (or was otherwise unavailable to or unknown to any Seller or FCS Company as of the date of this Agreement) that would have been required by the terms of this Agreement to be delivered to Buyer by any Seller or any FCS Company if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of the Sellers or any FCS Company as of the date of this Agreement, and Sellers shall describe on a series of Exhibits 5.7, each of which shall be separately dated as of the date of delivery to Buyer, the identification of the Applicable Contract, document, financial statements, instruments or other information delivered in accordance with this Section 5.7 to the same extent as would be required by an applicable Exhibit to this Agreement if such Applicable Contract, document, financial statements, instruments or other information had been available to or known to any of the Sellers or any of the FCS Companies as of the date of this Agreement;

          (c) promptly deliver to Buyer and Buyer's Advisors copies of all such Contracts, books and records, and other existing documents and data as Buyer may reasonably request; and

          (d) promptly  deliver to Buyer and Buyer's  Advisors  such  additional
     financial,   operating,  and  other  data  and  information  as  Buyer  may reasonably request.

         5.8      Notification

     Between the date of this Agreement and the Closing Date, each of the Controlling Sellers will promptly notify Buyer in writing if any of the Sellers or any of the FCS Companies becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Sellers as of the date of this Agreement, or if any Seller or any of the FCS Companies becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any representations or warranties of any Seller or of the FCS Companies herein if this Agreement were dated the date of the occurrence or discovery of any such fact or condition, the Controlling Sellers will promptly deliver to Buyer written notice specifying such change (a "Modification Notice"). During the same period, each Controlling Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.


         5.9      No Negotiation

     Until such time,  if any,  as this  Agreement  is  terminated  pursuant  to
Section 9, Sellers will not, and will not permit the FCS Companies or any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the FCS Companies, or any of the capital stock of the FCS Companies, or any merger, consolidation, business combination, or similar transaction involving the FCS Companies.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1      Approvals of Governmental Bodies

     As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by
Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Exhibit 3.2 hereof; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.2      Miscellaneous Agreements and Consents

     Each of Buyer and IFG shall use its Best Efforts to: (a) satisfy all the conditions precedent to its own and all other parties' obligations hereunder;
(b) obtain Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; and (c) remove any condition or state of facts pertaining to it or its subsidiaries, as applicable, that otherwise would make consummation of the transactions contemplated hereby a violation of applicable law or a breach of a Contract to which Buyer is a party. Buyer agrees promptly to execute at the reasonable request of Sellers' Representative before, on or after the Closing Date any documents or materials reasonably necessary to effect the transactions contemplated by this Agreement.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Stock and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1      Accuracy of Representations

     All of the representations and warranties of the Sellers in this Agreement (considered collectively), and each of these representations and warranties
(considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date, without giving effect to any Modification Notice.

         7.2      Performance

          (a) All of the covenants and obligations that Sellers and the FCS Companies are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with.

          (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered.

          (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the
     Closing in accordance with Section 2 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         7.3      Consents

     Each of the Consents identified or required to be identified pursuant to Sections 3.2 and 4.2. must have been obtained and must be in full force and effect.

         7.4      Additional Documents

          (a) Each of the following documents must have been delivered to Buyer:

          (i) an opinion of Gardner, Carton & Douglas, dated the Closing Date, in a form mutually agreed upon by the parties;

          (ii) such other documents as Buyer may reasonably request for the purpose of (A) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (B) evidencing the accuracy of any of Sellers' representations and warranties, (C) evidencing the performance by each Seller of, or the compliance by each Seller with, any covenant or obligation required to be performed or complied with by such Seller, or
     (D) evidencing  the  satisfaction  of any  condition  referred  to in  this
     Section 7.

          (b) Each of Camins, Rosen, Frain, Brandwein and Dieter shall have entered into their respective Employment Agreements, to be effective upon the Closing.

         7.5      No Proceedings

     There must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6      No Claim Regarding Stock Ownership or Sale Proceeds

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the FCS Companies, or
(b) is entitled to all or any portion of the Purchase Price payable for the Stock.

         7.7      [Intentionally Omitted]

         7.8      Release of Liens

     On or before the Closing Date, the FCS Companies shall have and the Sellers shall have caused the FCS Companies to obtain a release of all Encumbrances on any assets of the FCS Companies, including any liens or security interests granted to American National Bank and LaSalle National Bank.

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Stock and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         8.1      Accuracy of Representations

     All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      Buyer's Performance

          (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

          (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the
     Closing in accordance with Section 2 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

         8.3      Consents

     Each of the Consents identified in Exhibit 3.2 and Exhibit 4.2 hereof must have been obtained and must be in full force and effect.

         8.4      Additional Documents

     Buyer must have caused the following documents to be delivered to Sellers:

          (a) an opinion of Farris, Warfield & Kanaday, PLC, dated the Closing Date, in the form mutually agreed upon by the parties; and

          (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
     Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.5      No Injunction

     There must not have been commenced or Threatened against Sellers, or against any Person affiliated with Sellers, any Proceeding (a) involving any bona fide challenge to, or seeking material damages or other relief in connection with, any of the Contemplated Transactions, or (b) that could reasonably be expected have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6      Release of Guaranties

     IFG shall have either (a) obtained the release of the guaranties of the Controlling Sellers in favor of LaSalle National Bank under a line of credit from such bank as security for the obligations of the FCS Companies under their lease of certain office space at 300 West Washington, Chicago, Illinois, or (b) indemnified the Controlling Sellers for their obligations and liabilities as guarantors under such guaranties.

         8.7      No Material Adverse Change

     There must not have occurred any material adverse change in the business, client relations, operations, properties, prospects, assets, or condition of the FCS Companies, and no event shall have occurred or circumstance shall exist that has specific application to the FCS Companies (other than general economic or industry conditions) that could reasonably be expected to result in such a material adverse change .

9.       TERMINATION

         9.1      Termination Events

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

          (c) by mutual consent of Buyer and Sellers' Representative; or

          (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 15, 1997, or such later date as the parties may agree upon.

         9.2      Effect of Termination

     Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES

     10.1 Survival; Right to Indemnification Not Affected By Knowledge

     All representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement will survive the Closing until a date 30 months after the Closing Date, except as otherwise provided below.

          (a) The representations and warranties of Sellers contained in the following Sections of this Agreement shall survive until the applicable statute of limitations:

                  3.11; 3.13; 3.19

          (b) The representations and warranties of Sellers contained in the following Sections of this Agreement shall indefinitely survive after the Closing Date:

               3.2(a); 3.3; 3.17(a)(viii); 3.17(b)(ii); the first paragraph of 3.24

               (c) The  representations  and  warranties  of Buyer  contained in
          Section 4.2(a) of this Agreement shall indefinitely survive the Closing Date.

     Provided further that, if prior to the expiration of the survival period with respect to any claim for indemnity hereunder, the indemnifying parties shall have been notified of such claim and such claim shall not have been finally resolved before the expiration of such survival period, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity as to such claim until such claim is finally resolved. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2     Indemnification and Payment of Damages by Controlling Sellers

     Subject to Section 10.5, the Controlling Sellers will indemnify and hold harmless Buyer, the FCS Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "IFG Indemnified Persons") for, and will pay to the IFG Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by any of the Sellers in this Agreement, the Exhibits hereof, the Modification Notices or any other certificate or document delivered by any of the Sellers or any of the FCS Companies pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any Modification Notice;

          (c) any Breach by any of the Sellers or any of the FCS Companies of any covenant or obligation of such Seller or such FCS Company in this Agreement;

          (d) any conduct, action, or inaction of any Seller, the FCS Companies, any Related Person or Representative thereof, occurring, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date) or any circumstances related to the operation, management or ownership of the FCS Companies or any Properties by any Seller, the FCS Companies or Related Person or Representative thereof occurring, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date);

          (e) any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) accruing, occurring, arising or related to the period on or prior to the Closing Date, except for liabilities or obligations reflected or reserved against in the 1996 Balance Sheets;

          (f) [intentionally omitted];

          (g) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Sellers or any of the FCS Companies (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

          (h) any claim by any Person against IFG or any Related Person thereof for payment to or allocation among any Person other than the Sellers of all or a portion of the Purchase Price or in connection with any claim that IFG or any Related Person thereof induced (in connection with the effectuation of the Contemplated Transactions) any Seller or any of the FCS Companies to breach any Contract in effect prior to the Closing Date to which any Seller or any of the FCS Companies is a party or by which any of them is bound; and

          (i) any costs arising in respect of the FCS Closing Payables for which any Person seeks reimbursement from the FCS Companies, IFG and/or a Related Party thereof and any obligations, expenses and costs related thereto, unless the FCS

     Companies, IFG or a Related Party thereof were grossly negligent in payment of such FCS Closing Payables; and the collection, compromising or other settlement after the Closing of the FCS Closing Receivables and any obligations, expenses and costs (and reserves therefor) related, arising under, or otherwise payable in connection with the FCS Closing Receivables, including, without limitation, costs of collection and commissions and obligations to brokers.


     The  indemnification  obligations of the  Controlling  Sellers  pursuant to
     Section 10.2 (c) through (i) exist regardless of whether such obligations may also arise as a Breach under Section 10.2 (a), (b) or (c) above.

     10.3 Indemnification and Payment of Damages by Non-Controlling Sellers; Limitations Thereon

     Each of the Non-Controlling Sellers will indemnify and hold harmless the IFG Indemnified Persons for, and will pay to the IFG Indemnified Persons any Damages arising, directly or indirectly, from or in connection with any Breach of the following representation and warranty as to himself only and not as to any other Seller (but for no other Breach of any other provision of this Agreement, including any other representation or warranty of any of the Sellers under this Agreement):

     Each Non-Controlling Seller is and will be on the Closing Date the record and beneficial owner and holder of, and has good title to, the shares, listed on
Exhibit 3.1(a) as owned by such Non-Controlling Seller, of the capital stock of the FCS Companies free and clear of all Encumbrances.

     The foregoing representation and warranty shall survive the Closing indefinitely.

     Notwithstanding anything in this Agreement to the contrary:

          (a) No Non-Controlling Seller shall be liable to any IFG Indemnified Person under this Section 10.3 in an amount in excess of the portion of the Purchase Price (including any Contingent Payment) received by such Non-Controlling Seller; and

          (b) The remedies provided in this Section 10.3 shall be the exclusive remedies that may be available to Buyer or the other IFG Indemnified Persons against any of the Non- Controlling Sellers in connection with or related to this Agreement or the Contemplated Transactions.

         10.4     Indemnification and Payment of Damages of Buyer and IFG

     Buyer and IFG will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any

Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, provided, however, that in no event shall Buyer or IFG or any of the FCS Companies provide indemnification to the Controlling Sellers for actions or inactions of the Controlling Sellers after the Closing Date except as required by applicable law.

         10.5     Indemnity Limitations--Controlling Sellers

          (a) The Controlling Sellers will have no liability (for indemnification or otherwise) under Section 10.2 until the total of all Damages with respect to such matters exceeds Twenty-Five Thousand Dollars ($25,000.00), provided, however, that if the total of the Damages exceeds $25,000.00, the Controlling Sellers shall be liable for the total amount of all Damages. Notwithstanding the foregoing general limitation or any other provision of this Agreement seemingly to the contrary, this Section 10.5(a) shall not apply to Section 2.6, Section 2.15, Section 2.16 or Section 2.17 and shall not limit the liabilities and obligations of the Controlling Sellers described therein.

         Notwithstanding anything in this Agreement to the contrary,

          (i) the aggregate Damages for which the Controlling Sellers shall be liable under this Section 10 shall be limited to the amount of Purchase Price (including any Contingent Payments) received by Sellers;

          (ii) the Damages for which any single Controlling Seller shall be liable under this Section 10 shall be limited to an amount equal to the amount of the Purchase Price (including Contingent Payments) received by such Controlling Seller;

provided, however, that the limitation in (i) and (ii) immediately preceding shall not apply to:

          (1) any payment of note payables of any FCS Companies as of the time immediately preceding the Closing Date of which any FCS Company or any Seller has Knowledge;

          (2) payments required to be made by, or obligations allocated to, the Sellers pursuant to Section 2.6, Section 2.15, Section 2.16, or Section 2.17;

          (3) payments made by a Seller for a liability of a Seller arising under Environmental Laws as a result of Sellers' ownership of or control over one or more of the FCS Companies during any period prior to the Closing Date

     ("Sellers' Control Environmental Liability") (and Buyer shall have the right to cross claim or otherwise assert against the Controlling Sellers claims related to Sellers' Control Environmental Liability);

          (4) an indemnity claim against Controlling Sellers for payment after the Closing of an indemnification obligation by an FCS Company to a Person who was a Controlling Seller of an FCS Company prior to the Closing who is entitled to indemnification from an FCS Company, which indemnity claim arises under applicable statutory law, Organizational Documents of an FCS Company or otherwise;

          (5) as to any Controlling Seller, any Breach by such Controlling Seller of any of Sellers' representations and warranties of which such Controlling Seller had actual knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by any of the Sellers or any of the FCS Companies of any covenant or obligation.

          (6) any reimbursement or other claim brought against the FCS Companies, IFG or a Related Party thereof by a third party, seeking to recoup amounts previously paid by the FCS Companies in connection with the FCS Closing Payables, unless the FCS Companies, IFG or a Related Party thereof acted with gross negligence in respect of the FCS Closing Payables.

          (b) The remedies provided in Section 10, Section 11.2, Section 2.7 and
     Section 2.10 shall be the exclusive remedies available to Buyer or the other IFG Indemnified Persons against any of the Controlling Sellers in connection with or related to this Agreement or the Contemplated Transactions.

          (c) IFG agrees, unless it is administratively impracticable or unduly burdensome based on the inter-relationship of multiple claims, to cause the IFG Indemnified Parties to organize any indemnification claims on a separable claim by claim basis and to seek indemnification against the Controlling Sellers (or Sellers, if applicable under Section 10.3) on such an individual claim basis. IFG and Buyer agree that the IFG Indemnified Parties will not seek, with respect to any single claim or any single set of related multiple claims, to collect from any single Controlling Seller (or Seller, if applicable under Section 10.3) an amount in excess of one hundred fifty percent (150%) of the amount of the single claim or single set of related multiple claims.

         10.6     Indemnity Limitations--Buyer and IFG

          (a) Buyer and IFG will have no liability (for indemnification or otherwise) under Section 10.4 until the total of all Damages with respect to such matters exceeds Twenty-Five Thousand Dollars ($25,000.00), provided, however, that if the total of the Damages exceeds $25,000.00, Buyer and IFG shall be liable for the total amount of all Damages.

          (b) Notwithstanding anything in this Agreement to the contrary, the aggregate Damages for which Buyer, IFG or any Related Person thereof shall be liable under this Section 10.4 shall be limited to the aggregate purchase price (including Contingent Payments) paid to the Sellers; provided, however, that such limitations shall not apply to any Breach of any of Buyer's representations and warranties of which Buyer or IFG had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any of the Buyer's or IFG's covenants or obligations.

          (c) Other than as provided in Section 9.2,  the  remedies  provided in
     Section 10, Section 11.2, Section 2.7 and Section 2.10 shall be the exclusive remedies available to Sellers or any Sellers' Indemnified Persons against Buyer, IFG or any Related Person thereof in connection with or related to this Agreement or the Contemplated Transactions.

         10.7     Effect of Insurance Proceeds Received

     The amount of any indemnification payable under this Article 10 shall be net of the receipt of insurance proceeds to the extent that such proceeds are paid without reservation and actually received and specifically related to the claim otherwise covered by the indemnity provisions herein to the indemnified party under a policy of insurance covering the loss giving rise to the claim. The parties agree to respond within a reasonable time to any inquiry by the other parties as to the status of any such insurance payment.

         10.8     Procedure for Indemnification--Third Party Claims

          (a) Promptly after receipt by an indemnified party under Sections 10.2, 10.3 or 10.4, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

          (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

          (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         10.9 Procedure for Indemnification--Other Claims

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.10    Treatment of Indemnification Payment

     If Buyer, IFG or any Seller makes any payment to an indemnified party pursuant to this Article 10, then such amount shall be treated as an adjustment to the Purchase Price.

11.      GENERAL PROVISIONS

         11.1     Expenses

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the FCS Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2     Mandatory Arbitration

     Any controversy or claim between or among the parties hereto (other than a Disputed Matter under Section 2.7 and the enforcement of specific relief under
Section 2.10(e) hereof, which shall be resolved in the manner prescribed therein), including but not limited to those arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort, (but excluding claims, controversies and disputes under the Employment Agreements, all of which shall be governed by the terms thereof) shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable Delaware law), the rules of practice and procedure for the arbitration of commercial disputes of the AAA, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

     Special Rules. The arbitration shall be conducted in Wilmington, Delaware, and administered by AAA, who will appoint an arbitrator. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration. Further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty
(60) days. Notwithstanding any other term of this Agreement, (i) the party seeking and initiating the arbitration shall advance funds, as necessary, to institute and conduct the arbitration procedure; and (ii) following a final determination of the matter submitted to arbitration, the losing party shall bear, and shall promptly pay, the cost of the arbitration procedure and of the reasonable costs and expenses, including attorneys' fees, of the prevailing party.

         11.3     Confidentiality/Public Announcement

     Between the date of this Agreement and the Closing Date, Buyer, Sellers and the FCS Companies will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the FCS Companies to maintain in confidence, any confidential or proprietary information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is necessary or appropriate in connection with legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     On the day of or on the first business day after the execution of this Agreement and on the day of or the first business day after the Closing Date, Buyer may issue press releases concerning the transactions effected by this Agreement. Any other public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the FCS Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the FCS Companies' employees, clients, customers and others having dealings with the FCS Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     The Controlling Sellers acknowledge that certain of the terms and conditions of this Agreement contain important confidential information the disclosure of which could result in a competitive disadvantage to Buyer and IFG. Accordingly, each Controlling Seller agrees never to disclose to any Person the terms and provisions of his or any other Controlling Sellers' Employment Agreement or of Sections 2.5 and 2.10 of this Agreement except (a) to his legal or tax advisors, (b) to officers or employees of IFG, (c) when disclosure of such information is necessary in connection with legal proceedings, (d) to other Sellers, or (e) with the prior written consent of Buyer, which consent will not be unreasonably withheld.

         11.4     Notices

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth within
Section 11.4 (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties). Notice to any and all Sellers shall be deemed to have been given when notice is given to Sellers' Representative.

Sellers' Representative: Ronald T. Frain
                                    % Frain, Camins & Swartchild Incorporated
                                    300 West Washington
                                    Chicago, Illinois  60606
                                    Telephone: 312-444-9797
                                    Facsimile: 312-444-9398

with a copy to:   Gardner, Carton, & Douglas
                                    Suite 3400, Quaker Tower
                                    321 N. Clark Street
                                    Chicago, Illinois 60610
                                    Telephone: (312) 644-3000
                                    Facsimile: (312) 644-3381
                                    Attention: Dennis J. Carlin

FCS (Pre-Closing):  Frain, Camins & Swartchild, Incorporated
                                    300 West Washington
                                    Chicago, Illinois  60606
                                    Telephone: 312-444-9797
                                    Facsimile: 312-444-9398
                                    Scott J. Brandwein

                                    FC&S Management Company
                                    300 West Washington
                                    Chicago, Illinois  60606
                                    Telephone: 312-444-9797
                                    Facsimile: 312-444-9398
                                    Attention: Harvey Camins

                                    Construction Interiors, Inc.
                                    300 West Washington
                                    Chicago, Illinois  60606
                                    Telephone: 312-444-9797
                                    Facsimile: 312-444-9398
                                    Attention: Robert B. Rosen
with a copy to:   Gardner, Carton & Douglas
                                    Suite 3400, Quaker Tower
                                    321 N. Clark Street
                                    Chicago, Illinois 60610
                                    Telephone: (312) 644-3000
                                    Facsimile: (312) 644-3381
                                    Attention: Dennis J. Carlin

If to Buyer:               Insignia Commercial Group, Inc.
                                    c/o Insignia Financial Group, Inc.
                                    One Insignia Financial Plaza
                                    Greenville, South Carolina  29602
                                    Telephone: (864) 239-1675
                                    Facsimile: (864) 239-1096
                                    Attention: John K. Lines, General Counsel
                                               and Secretary

If to IFG:                 Insignia Financial Group, Inc.
                                    102 Woodmont Boulevard, Suite 400
                                    Nashville, Tennessee  37205
                                    Telephone: (615) 783-1000
                                    Facsimile: (615) 783-1099
                                    Attention: Frank M. Garrison,
                                               Executive Managing Director

With a copy to:   Farris, Warfield & Kanaday, PLC
                                    SunTrust Center, Suite 1900
                                    424 Church Street
                                    Nashville, Tennessee 37219
                                    Telephone: (615) 244-5200
                                    Facsimile: (615) 726-3185
                                    Attention: B. Riney Green

         11.5     Jurisdiction

     Subject to the terms of Section 11.2, any action or proceeding seeking to enforce any provision hereof, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         11.6     Further Assurances

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7     Waiver

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8     Entire Agreement and Modification

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer, the FCS Companies and Sellers dated January 24, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9     Stock Options

     After the Effective Time, IFG will award to the Sellers and certain key employees of the FCS Companies stock options to purchase an aggregate of 25,000 shares of the Class A common stock of IFG in a manner consistent with IFG's normal practices and its 1992 Stock Incentive Plan, as amended.

         11.10    Assignments, Successors, And No Third-Party Rights

     Neither Buyer nor any of the Sellers may assign any of its rights under this Agreement without the prior consent of Buyer and the Sellers' Representative, as applicable, except that Buyer may assign any of its rights (but not its obligations) under this Agreement to any Subsidiary of IFG. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11    Severability

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.12    Section Headings; Construction

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgement that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall be construed neutrally in accordance with their plain meaning; and the construction and interpretation thereof shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

         11.13    [Intentionally Omitted]

         11.14    Governing Law

     This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         11.15    Counterparts

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                                   [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Asset Purchase Agreement as of the date first written above.

BUYER:

INSIGNIA COMMERCIAL GROUP, INC.


By:
      FRANK M. GARRISON
Title:


IFG:


INSIGNIA FINANCIAL GROUP, INC.


By:
       FRANK M. GARRISON, Executive Managing Director





SELLERS:



KIRKLAND B. ARMOUR



SCOTT J. BRANDWEIN



HARVEY B. CAMINS



JAMES L. DEITER



LYNN HOMEWOOD FENDER

RONALD T. FRAIN



JAY HINSHAW



THOMAS E. MOXLEY



ROBERT B. ROSEN



JAMES H. SWARTCHILD, JR.



DAVID TROPP



GREGG F. WITT

FCS COMPANIES:



FC&S MANAGEMENT COMPANY


By:
         HARVEY B. CAMINS

Title:

CONSTRUCTION INTERIORS, INC.

By:
         HARVEY B. CAMINS

Title:

FRAIN, CAMINS & SWARTCHILD, INC.


By:
         HARVEY B. CAMINS

Title:

                                INDEX OF EXHIBITS


Exhibit 1:       FCS Closing Receivables (Additional Transactions Portion)

Exhibit 2.5(b)-1: Letter describing portfolio of contracts (Cohen and Sherman Contracts)

Exhibit 2.5(b)-2: Illinois IFG Properties

Exhibit 2Allocated Owners and Tenants

Exhibit 2Continuing Liabilities

Exhibit 2.9:      Allocation of Purchase Price

Exhibit 2.10(c)-1: Existing FCS Client - (Closing Date/12 Month Look-back)

Exhibit 2.10(c)-2: Existing FCS Client - (Additional Persons)

Exhibit 2.12: Form of Employment Agreement

Exhibit 3 Corporate Information (separately listed for each of FCS Companies)

Exhibit 3 Conflicts/Liability Created by Entering Into Agreement/Contemplated Transactions (Sellers or FCS Companies)

Exhibit 3 Notice or Consent Required for Agreement or Contemplated Transactions (Sellers or FCS Companies)

Exhibit 3.6:      FCS Companies: Leasehold and Other Interests in Property

Exhibit 3 Owned Assets

Closing Exhibit 3.8(c):  FCS Closing Receivables (Effective Time)

Exhibit 3.9-1: Accounts Payable (as of date of 1996 Balance Sheets)

Exhibit 3.9-2: Accounts Payable (as of March 10, 1997)

Closing Exhibit 3.9-3:   Accounts Payable (as of 2 business days before the
   Closing Date)

Exhibit 3 Liabilities

Exhibit 3 Tax Returns/Contested Taxes

Exhibit 3 Tax Audits/Adjustments/Deficiencies/Other Related Matters

Exhibit 3 Proposed Tax Assessment

Exhibit 3 Plans):

Exhibit 3 Matters Concerning Compliance/Obligations -  Legal Requirements

Exhibit 3 Governmental Authorizations

Exhibit 3 List/Description of Pending Proceedings

Exhibit 3 Orders Affecting FCS Companies, Sellers, Certain Individuals

Exhibit 3 Compliance With Orders Affecting FCS Companies

Exhibit 3 Certain Changes and Events Affecting FCS Companies

Exhibit 3 FCS Services Agreements

Exhibit 3 Applicable Contracts/Services-Goods-Materials Provided to FCS
         Companies

Exhibit 3.17(a)(iii):  Applicable Contracts Not In Ordinary Course

Exhibit 3 Applicable Contracts Concerning Real and/or Personal Property

Closing E Applicable Contracts Concerning Intellectual Property

Exhibit 3 Applicable Contracts/Labor Union or Other Employee Representative

Exhibit 3.17(a)(vii):      Applicable Contracts/Sharing of Profits, Losses,
                           Costs or Liabilities

Exhibit 3.17(a)(viii):     Applicable Contracts/Restriction of Business Activity

Exhibit 3 Applicable Contracts/Payments Other Than Direct Payments For
         Goods

Exhibit 3 Current Powers of Attorney

Exhibit 3 Applicable Contracts Not in Ordinary Course/Consequential Damages

Exhibit 3.17(a)(xii): Applicable Contracts For Capital Expenditures

Exhibit 3.17(a)(xiii):   Contractual Warranties/Guaranties by FCS Companies
                         Not In Ordinary Course

Exhibit 3.17(a)(xiv):    Obligations For Borrowed Money

Exhibit 3 Description of Amendments to Contracts

Exhibit 3 Contracts of Sellers or Related Parties Affecting FCS Companies

Exhibit 3 Contracts Not in Full Force and Effect or Not Valid and Enforceable

Exhibit 3 Compliance (Contracts to Which FCS Companies Are Parties)

Exhibit 3 Insurance Policies

Exhibit 3 Self-Insurance/Risk Sharing/Obligations to Third Parties Regarding Insurance

Exhibit 3 Insurance Loss Experience and Claims/Self-Insurance Loss Experience

Exhibit 3 Certain Disclosures Concerning Insurance Coverage for Sellers, FCS Companies or Officers or Directors of FCS Companies

Exhibit 3 Disclosure as to Environmental Matters

Exhibit 3.20(a): Information Concerning Current Employees and Directors

Exhibit 3 Information Concerning Retired Employees and Directors

Exhibit 3 Contracts Related to Intellectual Property Assets

Exhibit 3 Current and Former Employees/Restrictions by Persons Other Than FCS Companies

Exhibit 3 Copyrights and Marks

Exhibit 3 Defaults/FCS Services Agreements

Exhibit 3 Sellers and/or Related Parties - Contracts/Rights Against FCS
          Companies

Exhibit 4.2:      Buyer's Consents

Exhibit 5.7:      Applicable Contracts and Other Documents Post-Signing
                  - Pre-Closing